SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Silicon Graphics International Corp.

(Name of Registrant as Specified In Its Charter)

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Silicon Graphics International Corp.

46600 Landing Parkway

Fremont, CA 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 3, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of SILICON GRAPHICS INTERNATIONAL CORP., a Delaware corporation (the “Company”). The meeting will be held on Friday, December 3, 2010 at 9:00 a.m. local time at our executive offices located at 46600 Landing Parkway, Fremont, CA 94538 for the following purposes:

1.	To elect the Board’s seven nominees for director named herein to serve until the next annual meeting and their successors are duly elected and qualified.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 24, 2011.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is October 8, 2010. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on December 3, 2010 at 9:00 a.m. local time at our executive offices located at 46600 Landing Parkway, Fremont, CA 94538.

The proxy statement and annual report to stockholders

are available at http://investors.sgi.com/annuals.cfm

By Order of the Board of Directors

Maurice Leibenstern
Corporate Secretary

Fremont, California

October 22, 2010

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Silicon Graphics International Corp.

46600 Landing Parkway

Fremont, CA 94538

PROXY STATEMENT

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

December 3, 2010

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors (the “Board”) of SILICON GRAPHICS INTERNATIONAL CORP. (sometimes referred to as the “Company” or “SGI”) is soliciting your proxy to vote at the 2010 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone. In addition, we are sending our stockholders an annual report that will accompany this proxy statement in accordance with SEC rules.

We intend to mail these proxy materials on or about October 22, 2010 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Friday, December 3, 2010 at 9:00 a.m. local time at our executive offices located at 46600 Landing Parkway, Fremont, CA 94538. Information on how to vote at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on October 8, 2010 will be entitled to vote at the annual meeting. On this record date, there were 30,984,183 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on October 8, 2010 your shares were registered directly in your name with SGI’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on October 8, 2010 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of our seven nominees for director;

•

Ratification of selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending June 24, 2011.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, or vote by proxy over the telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 9:00 p.m. Pacific Time on December 2, 2010 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from SGI. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or by Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of October 8, 2010.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all seven nominees for director and “For” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 24, 2011. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and MacKenzie Partners, Inc. (“MacKenzie Partners”) may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies but MacKenzie Partners will be paid its customary fee not to exceed $12,500 plus out-of-pocket expenses if it solicits proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials and complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone.

•	You may send a timely written notice that you are revoking your proxy to SGI’s Corporate Secretary at 46600 Landing Parkway, Fremont, CA 94538.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by June 24, 2011 to our Corporate Secretary at 46600 Landing Parkway, Fremont, CA 94538; provided, however, that if our 2011 annual meeting is held before November 3, 2011 or after January 2, 2012, you must provide that specified information to us a reasonable time before we begin to print and send our proxy statement for our 2011 annual meeting. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director pursuant to our Bylaws, you must provide specified information to us between September 4, 2011 and August 5, 2011; provided, however, that if our 2011 annual meeting is held before November 3, 2011 or after January 2, 2012, you must provide that specified information to us between the 120th day prior to the

2011 annual meeting and not later than the 90th day prior to the 2011 annual meeting or the 10th day following the day on which we first publicly announce of the date of the 2011 annual meeting. If you wish to do so, please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. With respect to proposals other than the election of directors, abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals.

How many votes are needed to approve each proposal?

•

Since the number of nominees timely nominated for the annual meeting does not exceed the number of directors to be elected at the 2010 Annual Meeting, the 2010 election is uncontested election under the Bylaws. As a result, the seven nominees receiving more “For” than “Withheld” votes (from the holders of votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will effect the outcome. Pursuant to our Bylaws, each of the nominees listed below has tendered an irrevocable conditional resignation as a director (subject to certain conditions; see the section entitled “Proposal 1—Election of Directors” on Page 7 below).

•

To be approved, Proposal No. 2 ratifying Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 24, 2011 must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 30,984,183 shares outstanding and entitled to vote. Thus, the holders of 15,492,092 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of the shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report of Form 8-K that we expect to file within four business days after the annual meeting. If final votes are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The letter to stockholders, proxy statement, Form 10-K and annual report to stockholders are available at investors.sgi.com.

PROPOSAL 1

ELECTION OF DIRECTORS

SGI’s Board of Directors consists of seven directors. There are seven nominees for director this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. The process by which our Nominating and Corporate Governance Committee identifies, evaluates and selects potential director nominees involves a variety of factors and criteria, all of which are described under Nominating and Corporate Governance Committee on page 14.

Although SGI does not have a formal policy regarding director attendance at our annual meetings, we intend to invite all of our directors to attend our annual meetings of stockholders. Two of the seven members of SGI’s Board serving at the time of our 2010 annual meeting of stockholders attended the 2010 annual meeting of stockholders.

Because the number of nominees timely nominated for the 2010 Annual Meeting does not exceed the number of directors to be elected at the 2010 Annual Meeting, the 2010 election is an “uncontested election” under the Bylaws. As a result, directors will be elected if they receive more “For” votes than “Withheld” votes of the shares present in person or represented by proxy at the meeting and entitled to vote generally on the election of directors. Pursuant to SGI’s Bylaws, each of the nominees listed below has tendered an irrevocable resignation as a director, which resignation is conditioned upon both: (a) such director failing to have received more “For” votes than “Withheld” votes in an election; and (B) acceptance by the Board of Directors’ of such resignation.

NOMINEES

The following is a brief biography of each nominee for director and a discussion of the specific experience and qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

NAME	AGE	PRINCIPAL OCCUPATION
Mr. Mark J. Barrenechea	45	President and Chief Executive Officer of SGI
General Michael W. Hagee	66	Retired
Mr. Charles M. Boesenberg	62	Retired
Mr. Gary A. Griffiths	60	Co-founder and CEO, Trapit, Inc.
Mr. Hagi Schwartz	48	President, Magnolia Capital
Mr. Ronald D. Verdoorn	60	Retired
Mr. Douglas R. King	68	Retired

Mark J. Barrenechea joined SGI (then Rackable Systems, Inc.) in November 2006 as a member of its board of directors, and in April 2007 became our President and Chief Executive Officer. The Nominating and Corporate Governance Committee concluded that Mr. Barrenechea should continue to serve as a director of the Company due to his extensive knowledge of our products and services, business, industry and customers. Among Mr. Barrenchea’s strengths is his exceptional ability to steer us through an incredibly competitive business environment. During Mr. Barrenechea’s tenure, he has led our strategy and execution, which has included our transformative acquisition of assets, and allowed us to enter and penetrate diverse new markets and geographic regions. Previously, Mr. Barrenechea served as Executive Vice President and CTO for CA, Inc. (“CA”), (formerly Computer Associates International, Inc.), a software company, from 2003 to 2006 and was a member of the executive management team. Prior to CA, Mr. Barrenechea served as Senior Vice President of Applications Development at Oracle Corporation, an enterprise software company, from 1997 to 2003, managing a multi-thousand person global team while serving as a member of the executive management team. From 1994 to 1997, Mr. Barrenechea served as Vice President of Development at Scopus, an applications company. Prior to Scopus Mr. Barrenechea was with Tesseract, an applications company, where he was responsible for reshaping the company’s line of human capital management software as Vice President of Development. Mr. Barrenechea holds a Bachelor of Science degree in computer science from Saint Michael’s College.

General Michael W. Hagee has been a member of SGI’s Board of Directors since February 2008. The Nominating and Corporate Governance Committee concluded that Mr. Hagee should continue to serve as a director of the Company due to his qualifications which include significant expertise and knowledge of the market segment and customers served by our SGI Federal business. His firsthand experience in successfully leading large, complex organizations also proves invaluable to the growth and management of our diverse global sales and services businesses, qualifying him as a diverse and highly skilled director on our Board. General Hagee is the head of MH Dimension Consulting, specializing in advising, counseling and training in topics such as ethical leadership, team building, mentoring and organizational efficiency. General Hagee retired from the Marine Corps in January 2007. From 2003 to 2006 General Hagee was a member of the Joint Chiefs of Staff as the 33rd Commandant of the United States Marine Corps. Prior to that, he was the Commanding General of the 1st Marine Expeditionary Force. In total, General Hagee served in the U.S. military for more than 43 years. General Hagee holds numerous military, civilian, and foreign decorations, including the Bronze Star with Valor, National Intelligence Distinguished Service Medal, and Defense Distinguished Service Medal. General Hagee graduated with distinction from the U.S. Naval Academy in 1968 with a Bachelor of Science in Engineering. General Hagee also holds a Master of Science in Electrical Engineering from the U.S. Naval Postgraduate School and a Master of Arts in National Security and Strategic Studies from the Naval War College. General Hagee currently serves as a member of the Board of Directors of Cobham, plc, a publicly traded British manufacturing company.

Charles M. Boesenberg has been a member of SGI’s Board of Directors since August 2006. The Nominating and Corporate Governance Committee concluded that Mr. Boesenberg should continue to serve as a director of the Company due to his diverse, extensive experience as a director of public company boards and business executive within our industry. Mr. Boesenberg’s previous experience in both business leadership and public company director service extends his range of knowledge, providing the Board with important perspectives as it leads and guides the Company from business and governance perspectives. Mr. Boesenberg has served as Executive Chairman of the Board of Callidus Software from November 2007 until November 2008 and as Non-Executive Chairman of the Board since November 2008. From January 2002 to June 2006, Mr. Boesenberg served as Chief Executive Officer and, beginning in August 2002, Chairman of the Board at NetIQ Corp, a provider of integrated systems and security management solutions. Prior to joining NetIQ, Mr. Boesenberg held senior executive positions at IBM and Apple and served as president and chief executive officer of Central Point Software, Magellan and Integrated Systems. Mr. Boesenberg currently serves as a member of the Board of Directors of Callidus Software, a publicly traded provider of sales performance management and incentive compensation software, as a director at ancestry.com, a publicly traded provider of online family history, and as a director at Keynote Systems, a publicly traded provider of on-demand test and measurement products for mobile communications, VoIP, streaming, and Internet performance. He has also previously served on the Board of Directors of Symantec, Interwoven, Macromedia, Onyx Software, Epicor Software and Maxtor. Mr. Boesenberg holds a B.S. in mechanical engineering from the Rose Hulman Institute of Technology and a M.S. in business administration from Boston University.

Gary A. Griffiths has been a member of SGI’s Board of Directors since November 2004. The Nominating and Corporate Governance Committee concluded that Mr. Griffiths should continue to serve as a director of the Company due to his extensive executive leadership experience in both large complex and globally established companies, as well as prominently, successful entrepreneurial accomplishments, throughout his career. This diversity and expertise contributes to the Board’s ability to provide insights and business guidance as we execute our strategy. In December 2009, Mr. Griffiths co-founded Trapit, Inc., an internet service that aggregates, filters, and curates personalized web content, as Chief Executive Officer. In July 2008, Mr. Griffiths joined LiteScape Technologies, Inc., a company focused on unifying various communication technologies over VoIP, as President and Chief Operating Officer. Upon the acquisition in May 2007 by Cisco Systems, Inc. of WebEx Communications, Inc., a provider of web-based conferencing solutions, Mr. Griffiths became a Vice President at Cisco, where he remained until April 2008. Mr. Griffiths joined WebEx in December 2005 as Vice President of Products, and became President of WebEx, where he remained until May 2007. From June 1999 to July 2005,

Mr. Griffiths was Chairman, President and Chief Executive Officer at Everdream Corporation, a technology services company. Mr. Griffiths holds a B.S. in Aerospace Engineering from the United States Naval Academy and an M.S. from George Washington University.

Hagi Schwartz has been a member of SGI’s Board of Directors since August 2004. The Nominating and Corporate Governance Committee concluded that Mr. Schwartz should continue to serve as a director of the Company due to his financial expertise and significant audit and financial reporting knowledge, including his experience as Chief Financial Officer and service as a director on the Board of several prominent public companies in our industry. Mr. Schwartz’s success as a venture capitalist across a variety of technology interests, both domestically and internationally, also provides the Board with a seasoned entrepreneurial perspective, together with a valuable network of contacts around the world. This diverse and extensive experience qualifies Mr. Schwartz as a highly skilled contributor to our business, and as an expert resource to our Board and Company. Since February 2005, Mr. Schwartz has been President of Magnolia Capital, an investment advisory firm. From February 2003 to August 2005, Mr. Schwartz was Chief Financial Officer of HyperRoll, Inc., a provider of high-performance database aggregation and summarization software. From September 2000 to July 2002, Mr. Schwartz was Chief Financial Officer of ATRICA, Inc., a telecommunications company. From October 1999 to May 2000, Mr. Schwartz was Chief Financial Officer at Noosh, Inc., a print management software company. From January 1996 to September 1999, Mr. Schwartz served as Vice President of Finance and Chief Financial Officer of Check Point Software, Inc., a software company. Mr. Schwartz also served on the Board of Directors of BigFix, Inc., through its successful acquisition by IBM. Mr. Schwartz has a B.A. in Economics and Accounting from Bar Ilan University. Mr. Schwartz is a partner in Magnolia Capital Partners LTD, which provides corporate advisory services to its clients in Israel and the United States, and which has entered into a solicitation and referral agreement with one of the underwriters in our public offerings.

Ronald D. Verdoorn joined SGI as a director in March 2005 and was elected Chairman of the Board of Directors in January 2006. The Nominating and Corporate Governance Committee concluded that Mr. Verdoorn should continue to serve as chairman and a director of the Company due to his extensive experience in the operational and managerial requirements of public technology-based companies. This diverse and extensive experience qualifies Mr. Verdoorn as a highly skilled contributor to our business, possessing and offering unique expertise regarding our strategic vision, management and operations. From January 1999 to 2002, Mr. Verdoorn served as Executive Vice President of Global Operations for Affymetrix, Inc., a company specializing in the development of technology for acquiring and managing complex genetic information for use in biomedical research, genomics and clinical diagnostics, following which he continued as a consultant until December 2003. From 1997 to 1999, Mr. Verdoorn served as an independent consultant to the hard disk drive industry. From 1983 to 1997, Mr. Verdoorn held a number of positions with Seagate Technology, Inc., most recently as Executive Vice President and Chief Operating Officer of Storage Products. Mr. Verdoorn has a B.A. in Sociology from Linfield College.

Douglas R. King has been a member of SGI’s Board of Directors since February 2008. The Nominating and Corporate Governance Committee concluded that Mr. King should continue to serve as a director of the Company due to his extensive financial and accounting expertise. He brings invaluable capabilities in financial understanding, business perspective and auditing issues. Through collaboration with our independent auditors and senior management team, Mr. King provides clarity and focus for the Company’s Audit Committee, allowing this vital function to guide the Company’s compliance with current audit issues. This experience qualifies Mr. King as a highly skilled contributor to our business, the Company and the board. Mr. King is a Certified Public Accountant with more than 30 years of experience in the accounting industry. Mr. King most recently served as the Managing Partner of the San Francisco office of Ernst & Young LLP, from which he retired in 2002. Currently, Mr. King serves on the Board of Directors of: SJW Corp as Chairman of the Audit Committee and member of the Executive Compensation Committee; and of the private company Adaptive Spectrum and Signal Alignment, Inc. Prior to that, Mr. King served as Chairman of the Audit Committee and a member of the Governance Committee of Fuel Systems Solutions, Inc. Mr. King has a Bachelor of Science from the University of Wisconsin (Madison) and an MBA from the University of Arkansas.

The Board Of Directors Recommends A Vote In Favor Of Each Named Nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and SGI, its senior management and its independent auditors, the Board affirmatively has determined that the following directors are independent directors within the meaning of the applicable NASDAQ listing standards: General Hagee, Mr. Boesenberg, Mr. Griffiths, Mr. King, Mr. Schwartz and Mr. Verdoorn. In making its determination, the Board found that none of these directors or nominees for director have a material or other disqualifying relationship with SGI. The relationships considered by the Board in determining that these directors are independent consisted of: (a) Mr. Griffith’s former position as an executive officer of WebEx Communications, Inc. which is a customer of SGI. In fiscal 2010, WebEx purchased approximately $176,520 of products and services from SGI; and (b) Mr. Schwartz’s position as President of Magnolia Capital Partners LTD (“Magnolia”), which provides corporate advisory services to its clients in Israel and the United States and is party to an agreement (the “Referral Agreement”) under which Magnolia is entitled to compensation with respect to certain U.S. and Israeli clients for which Thomas Weisel Partners LLC, the investment banker in our public offerings in 2005 and 2006, provides investment banking services. We have been advised that Magnolia did not receive any compensation under the Referral Agreement in connection with our public offerings and will not receive any compensation in respect of any other services that may in the future be provided by Thomas Weisel Partners LLC to SGI. Mr. Barrenechea, our Chief Executive Officer, is not an independent director.

BOARD LEADERSHIP STRUCTURE

SGI’s Board of Directors has an independent chair, Mr. Verdoorn, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

ROLE OF BOARD IN RISK OVERSIGHT

SGI’s management team is responsible for identifying and reviewing risks facing our company, including, without limitation, strategic, operational, financial and regulatory risks and meets regularly as part of such responsibility to review and discuss our risk exposure on a day-to-day basis. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, SGI’s Board is responsible for monitoring and assessing strategic risk exposure, SGI’s Audit Committee has the responsibility to consider and discuss major financial risk exposures and the steps its management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with securities and financial regulations, in addition to overseeing and scoping the audit work performed by the Company and its consultants in the area of internal audit for compliance with the Sarbanes-Oxley Act. SGI’s Nominating and Corporate Governance Committee monitors the effectiveness of its corporate governance guidelines. As discussed more fully below, SGI’s Compensation Committee assesses and monitors whether any of its compensation policies and programs has the potential to encourage excessive risk-taking. To the extent any risks identified by each standing committee of the Board are material to SGI’s strategic, operational, financial or regulatory matters or otherwise merit discussion by the whole Board, the respective committee chairman will raise risks at the next scheduled meeting of the Board. The Audit Committee of the Board meets at least quarterly to review SGI’s major financial risk exposures in connection with various matters, including the filing of SGI’s quarterly reports with the SEC. The other committees of the Board meet at least annually to review and discuss each committees’ respective areas of oversight and related risk exposures in such areas. The Board and its committees periodically receive risk management updates through business reports from management provided at meetings of the Board or its committees throughout the year. Following consideration of the information provided by management, the Board provides feedback and makes recommendations, as needed, to help minimize our risk exposure.

The Compensation Committee reviewed the Company’s compensation programs and has concluded that SGI’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. SGI management assessed the Company’s executive and broad-based compensation and benefits programs on a worldwide basis to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature, and delivered a report of their assessment to the Compensation Committee. This risk assessment process included a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control and the support of the programs and their risks to Company strategy. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. Base salary and performance-based compensation are generally uniform in design and operation throughout the Company and with all levels of employees. The Company’s compensation policies and practices are centrally designed and administered, and are substantially identical at each business unit. Field sales personnel are paid primarily on a sales commission basis, but all of our officers (excluding our Senior Vice President—Worldwide Sales and our Senior Vice President—Services) are paid under the programs and plans for non-sales employees.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk management practices of SGI; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met 6 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

As required under applicable NASDAQ listing standards, in fiscal year 2010, the Company’s independent directors met 3 times in regularly scheduled executive sessions at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2010 for each of the Board committees:

Type of Meeting Held	Number of Meetings
Board	6
Audit Committee (“AUD”)	11
Compensation Committee (“COM”)	9
Nominating and Corporate Governance Committee (“NOM”)	3

Director	Board Meetings Attended	Committee Meetings Attended
Mark J. Barrenechea (1)	6 of 6	n/a

Michael W. Hagee	6 of 6	3 of 3 NOM

Charles M. Boesenberg	5 of 6	10 of 11 AUD 8 of 9 COM

Gary A. Griffiths	6 of 6	3 of 3 NOM 9 of 9 COM

Hagi Schwartz	6 of 6	10 of 11 AUD

Ronald D. Verdoorn	6 of 6	7 of 9 COM

Douglas R. King	5 of 6	11 of 11 AUD 3 of 3 NOM

(1)	Mr. Barrenechea did not serve on any committees.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other advisors or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on SGI’s audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor. Three directors currently comprise the Audit Committee: Messrs. King (Chairman), Boesenberg, and Schwartz. The Board has adopted a written Audit Committee Charter, which can be found on our investor website at investors.sgi.com under Governance Documents.

The Board annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards. The Board has determined that Messrs. King, Schwartz and Boesenberg all qualify as “audit committee financial experts,” as defined in applicable SEC rules. The Board made a qualitative assessment of Messrs. King’s, Boesenberg’s and Schwartz’s level of knowledge and experience based on a number of factors, including: Mr. King’s past experience as a managing partner at Ernst & Young, LLP, and his experience as an audit committee member and chairman for numerous public companies; Mr. Boesenberg’s past experience as president, chief executive officer and audit committee member of numerous public companies; and Mr. Schwartz’s past professional experience as the chief financial officer of various companies.

Compensation Committee

The Compensation Committee reviews and approves the Company’s overall compensation strategy and policies, as set out more fully below.

The Compensation Committee of the Board is comprised of three non-employee directors of SGI: Messrs. Boesenberg (Chairman), Verdoorn, and Griffiths, each of whom the Board has determined to be “independent” as defined by the listing standards of NASDAQ. In addition, all Compensation Committee members are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to allow SGI a tax deduction for certain employee compensation exceeding $1,000,000 for an individual. All Compensation Committee members are also “outside directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) to allow SGI to exempt certain option grants and similar transactions from the short-swing profits prohibition of Section 16 of the Exchange Act. The Compensation Committee has delegated the authority to the New Hire Stock Option Committee, under the leadership of the CEO, to approve non-officer new hire options grants. The Board has adopted a written Compensation Committee Charter, which can be found on our investor website at www.investors.sgi.com under Governance Documents.

The duties and responsibilities of the Compensation Committee include:

•	Overseeing SGI’s overall compensation practices, policies and programs, assessing whether SGI’s compensation structure establishes appropriate incentives for management and employees;

•	Assessing material adverse risks facing the Company arising from the Company’s compensation policies and practices, and considering ways to address those risks;

•

Reviewing, modifying (as necessary) and approving corporate performance goals and objectives relevant to the compensation of SGI’s executive officers and senior management, evaluating the performance of such individuals in light of those goals and objectives;

•	Evaluating and recommending to the Board the compensation plans and programs advisable for the Company and establishing policies with respect to equity compensation arrangements;

•

Reviewing and approving the terms of employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•

Determining and approving the compensation and other terms of employment of SGI’s CEO, including determining the corporate goals and objectives relevant to his compensation, and evaluating his performance in light of those goals and objectives;

•	Reviewing compensation programs and determining the compensation of SGI’s executive officers;

•	Reviewing compensation programs and determining the compensation of SGI’s board members;

•	Evaluating and, in certain cases, amending and administering SGI’s general compensation plans, including bonus plans, equity incentive and stock purchase plans, and similar programs;

•	Reviewing, discussing and assessing the Compensation Committee’s own performance at least annually; and

•

Preparing and reviewing SGI’s Compensation Discussion and Analysis and related disclosures that are required be included in SGI’s annual proxy statement in accordance with the rules and regulations of the SEC.

The Compensation Committee has full access to all books, records, facilities and personnel of SGI as deemed necessary or appropriate by any member of the Compensation Committee to discharge his or her responsibilities under its charter. The Compensation Committee has the authority to obtain, at the expense of SGI, advice and assistance from internal or external legal, accounting or other advisors and consultants. In addition, the Compensation Committee has sole authority to retain and terminate any compensation consultant to assist in the evaluation of director, chief executive officer or senior executive compensation, including sole authority to approve such consultant’s reasonable fees and other retention terms, all at SGI’s expense. The Compensation Committee has the authority in incur other reasonable expenditures for external resources that the Compensation Committee deems necessary or appropriate in the performance of its duties, as addressed by The Dodd-Frank Wall Street Reform and Consumer Protection Act.

In fiscal 2010, the Compensation Committee retained the services of an independent compensation consultant, Radford, an Aon Consulting Company (“Radford”) for advice regarding the compensation of SGI’s directors and for advice regarding equity to be granted to SGI’s executive officers. The Compensation Committee believes that having an independent evaluation of director compensation, and executive officer equity compensation is a valuable tool for the Compensation Committee and SGI’s stockholders. Radford has not been engaged to perform any other work for SGI. The Compensation Committee has continued to engage Radford in fiscal 2011 to advise it regarding director and executive compensation programs, review and analysis of compensation data, CEO compensation and related matters.

The Compensation Committee, in consultation with Radford, reviews SGI’s compensation practices, policies and programs for all employees, including the named executive officers, to assess the risks associated with such practices, policies and programs. The risk-mitigating factors considered by the Compensation Committee, in addition to those described in the section above entitled, Role of Board in Risk Oversight, include:

•	the use of different types of compensation that provide a balance of short-term and long-term incentives with fixed and variable components;

•	SGI’s stock ownership guidelines for executive officers;

•	caps on bonus awards to limit windfalls; and

•	the named executive officers must obtain permission from SGI’s Chief Financial Officer before the sale of any shares of SGI common stock, even during an open trading period.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal year 2010 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

The Compensation Committee held 9 meetings during fiscal 2010.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, our Compensation Committee currently consists of Mr. Verdoorn, Mr. Boesenberg and Mr. Griffiths. No member of our Compensation Committee served as an officer or employee of SGI during fiscal 2010. No member of our Board or our Compensation Committee served as an executive officer of another entity that had one or more of our executive officers serving as a member of that entity’s board or compensation committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of SGI, reviewing and evaluating incumbent directors, selecting candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles for SGI. The Board has adopted a written Nominating and Corporate Governance Committee Charter, which can be found on our investor website at investors.sgi.com under Governance Documents. Three directors comprise the Nominating and Corporate Governance Committee: Mr. Griffiths (Chairman), Mr. King, and General Hagee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards).

The Nominating and Corporate Governance Committee believes that nominees for director of SGI should possess the following minimum criteria: be able to read and understand basic financial statements; be over 21 years of age; and have the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider the following additional criteria for nominees for director of SGI: the candidate’s relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of SGI, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of our stockholders. The Nominating and Corporate Governance Committee evaluates candidates for director nominees in the context of the current composition of the Board, the operating requirements of SGI, and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers the criteria for director qualifications set by the Board of Directors, as well as diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and SGI to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. Further, in the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to SGI during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, other than with respect to the search conducted to identify Mr. King and General Hagee. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Silicon Graphics International Corp. at 46600 Landing Parkway, Fremont, CA, 94538 in

accordance with the notice requirements set forth in SGI’s Bylaws. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders wishing to communicate with the Board or an individual director may send a written communication addressed as follows: SGI Board Communication, 46600 Landing Parkway, Fremont, CA, 94538. Any communication sent must state the number of shares owned by the security holder making the communication. Our corporate secretary will review each communication and forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, our corporate secretary shall discard the communication.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors serves as our ultimate decision-making body, except with respect to matters reserved for the decision of our stockholders. The Board of Directors has adopted Corporate Governance Guidelines to assist in the performance of its responsibilities.

The Corporate Governance Guidelines provide, among other things, and in addition to the corporate governance matters described above, as follows:

1. The Board of Directors, which is elected annually (we do not have a staggered board), will periodically review the appropriate size of the Board.

2. It is the policy of the Board of Directors that our Chairman of the Board and Chief Executive Officer shall be different individuals, and if our Chairman of the Board is not an independent director, that we will have an independent director serve as our Lead Independent Director.

3. Board members may serve as a board member on no more than four additional public companies, and our Chief Executive Officer can serve as a board member on no more than two additional public companies. In addition, no member of our Audit Committee can serve on the audit committee of more than two additional public companies without the prior approval of our Chairman of the Board.

4. In uncontested elections, if a Board member receives more “withheld” votes than “for” votes, then our Corporate Governance and Nominating Committee will recommend to the Board of Directors whether to accept the resignation of such director, and the Board will accept the resignation absent compelling circumstances to the contrary. Further, the director subject to that determination will not participate in the decision as to whether to accept the resignation.

5. Directors who retire from their employment or materially change their position should offer to resign from the Board of Directors.

6. Directors are expected to participate in continuing education programs endorsed by Institutional Shareholder Services or the National Association of Corporate Directors as necessary in order to maintain the necessary level of expertise to perform their responsibilities as directors.

7. Directors are expected to hold, after one year of service, stock ownership in SGI with a market value at least equal to the annual retainer payable to directors.

8. Assessments of the performance of the Board of Directors and its committees will be conducted annually, as well as assessments of each director’s performance.

Stockholders may request a free copy of the guidelines by submitting a written request to Silicon Graphics International Corp., Attention: Corporate Secretary, 46600 Landing Parkway, Fremont, CA, 94538. These guidelines can be found on our investors website at investors.sgi.com under Governance Documents.

CODE OF BUSINESS CONDUCT & ETHICS

We have adopted the Silicon Graphics International Corp. Code of Business Conduct & Ethics that applies to all officers, directors and employees, including the principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct & Ethics can be found on our investor website at investors.sgi.com under Governance Documents.

Stockholders may request a free copy of the code by submitting a written request to Silicon Graphics International Corp., Attention: Corporate Secretary, 46600 Landing Parkway, Fremont, CA, 94538. If we make any substantive amendments to our Code of Business Conduct & Ethics or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Our Corporate Governance Guidelines provide that each director who has served on the Board for at least one year is expected to own shares of SGI’s common stock with a market value at least the amount of his or her annual cash base retainer.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

The primary purpose of the Audit Committee is to assist the Board in its general oversight of SGI’s financial reporting process. The Audit Committee’s function is more fully described in its charter, which can be found on our investor website at investors.sgi.com under Corporate Governance. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the NASDAQ listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard.

Our management has primary responsibility for preparing our financial statements, ensuring the integrity of such data and establishing the financial reporting process, including our systems of internal controls. Deloitte & Touche LLP, our independent registered public accounting firm, are responsible for performing an audit of our consolidated financial statements, and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the Unites States. The Audit Committee’s responsibility is to oversee and review this process.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 25, 2010 with management of the Company, including a discussion of the quality, not just the acceptability, of the accounting principals, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has discussed with the independent auditors its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence.

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of SGI under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Based on the foregoing, and in reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 25, 2010.

Respectfully submitted,

The Audit Committee of the Board of Directors

Douglas R. King (Chairman)

Charles M. Boesenberg

Hagi Schwartz

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 24, 2011 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Deloitte & Touche LLP has audited the Company’s financial statements since our inception as a Delaware corporation in December 2002, and before that it audited SGI’s predecessor entities. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither SGI’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as SGI’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of SGI and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 2

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the audit of our annual financial statements and fees billed for all other services rendered by the Deloitte Entities for the fiscal year ended June 25, 2010 (“2010”), the six month transition period ended June 26, 2009 (“2009T”) and the fiscal year ended January 3, 2009 (“2008”).

	2010	2009T	2008
	(in thousands)
Audit Fees (a)	$2,394	$1,395	$1,897
Audit-related Fees (b)	—	—	263
Tax Fees (c)	272	85	100
All Other Fees (d)	24	—	—

Total Fees	$2,690	$1,480	$2,260

(a)	Consists of the audit of our annual financial statements, including the financial statements for the six month transition period ended June 26, 2009, the audit of our internal control over financial reporting, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory audit and regulatory filings, for those fiscal years.

(b)	Consists of fees for services rendered in connection with actual and proposed business acquisitions.

(c)	Consists of fees for tax consulting services not directly related to the audit billed in 2010, tax due diligence related to business acquisition in 2009T, services for transfer pricing study in 2008.

(d)	Consists of fees for accounting research tools and other miscellaneous fees for consulting services not directly related to the audit.

All fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES.

As required by Section 10A(i)(1) of the Exchange Act, all non-audit services to be performed by SGI’s principal accountants must be approved in advance by the Audit Committee of the Board of Directors, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to its principal accountants which are subsequently ratified by the Audit Committee (the De Minimus Exception). The Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the Chairperson report the details of the services to the full Audit Committee at its next regularly scheduled meeting and the fees for such services prior to such report to not exceed $50,000 in the aggregate. None of the non-audit services described above were performed pursuant to the De Minimus Exception during 2009.

The Audit Committee has determined that the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of August 31, 2010 by: (1) each director and nominee for director; (2) each of the executive officers named in the Summary Compensation Table; (3) all our executive officers and directors as a group; and (4) all those known by us to be beneficial owners of more than five percent of our common stock, if any. We do not have any class of equity securities outstanding other than our common stock.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
Sun Life Financial, Inc. (2)	2,192,981	7.09
Dimensional Fund Advisors LP (3)	1,953,358	6.31
Prescott Group Capital Management LLC (4)	1,803,229	5.83
BlackRock, Inc. (5)	1,754,872	5.67
Putnam LLC (6)	1,736,945	5.61
Renaissance Technologies, LLC and James H. Simons (7)	1,627,500	5.26
Berg & Berg Enterprises, LLC (8)	1,615,400	5.22
Mark J. Barrenechea (9)	841,516	2.66
Anthony Carrozza (10)	84,657	*
Tim Pebworth (11)	11,009	*
Maurice Leibenstern (12)	103,380	*
Jim Wheat (13)	91,519	*
Giovanni Coglitore (14)	5,479	*
David M. Yoffie (15)	800	*
Charles M. Boesenberg (16)	51,164	*
Gary A. Griffiths (17)	78,703	*
Hagi Schwartz (18)	63,361	*
Ronald D. Verdoorn (19)	109,820	*
Douglas R. King (20)	37,373	*
Michael W. Hagee (21)	32,174	*
All current directors and executive officers as a group (13 persons) (22)	1,542,271	4.81

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)	This table is based upon information supplied by officers and directors and upon information gathered by SGI about principal stockholders known to us based on Schedules 13G filed with the Securities and Exchange Commission (the “SEC”) and other information we reasonably believe to be accurate. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 30,940,421 shares outstanding on August 31, 2010, adjusted as required by rules promulgated by the SEC. All shares of common stock subject to options currently exercisable or exercisable within 60 days after August 31, 2010 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person.

(2)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on July 18, 2008 by Sun Life Financial Inc., reporting beneficial ownership as of December 31, 2007. Sun Live Financial Inc. has sole voting and dispositive power with respect to the shares. The address of Sun Life Financial Inc. is 150 King Street West, Toronto, Ontario, Canada, M5H 1J9.

(3)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2010 by Dimensional Fund Advisors LP, reporting beneficial ownership as of December 31, 2009. Dimensional Fund Advisors LP has sole voting and dispositive power with respect to the shares. The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(4)	Based on information set forth in Schedule 13F filed with the Securities and Exchange Commission on August 12, 2010 by Prescott Group Capital Management LLC, reporting beneficial ownership as of June 30, 2010. Prescott Group Capital Management LLC has sole voting and dispositive power with respect to the shares. The address for Prescott Group Capital Management LLC is 1924 South Utica Avenue, Suite 1120, Tulsa, OK 74104.

(5)

Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010 by BlackRock, Inc., reporting beneficial ownership as of December 31, 2009. BlackRock, Inc. has sole voting and dispositive power with respect to the shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(6)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010 by Putnam, LLC d/b/a Putnam Investments, Putnam Investment Management, LLC and the Putnam Advisory Company, LLC., reporting beneficial ownership as of December 31, 2009. Putnam, LLC d/b/a Putnam Investments, Putnam Investment Management, LLC and the Putnam Advisory Company, LLC. have shared voting and dispositive power with respect to the shares. The address of Putnam, LLC d/b/a Putnam Investments, Putnam Investment Management, LLC and the Putnam Advisory Company, LLC. is One Post Office Square, Boston, MA 02109.

(7)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2010 by Renaissance Technologies LLC and James H. Simons, reporting beneficial ownership as of December 31, 2009. Renaissance Technologies LLC and James H. Simons have sole voting and dispositive power with respect to the shares. The address of Renaissance Technologies LLC and James H. Simons is 800 Third Avenue, New York, NY 10022.

(8)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on May 4, 2010 by Berg & Berg Enterprises LLC. Reporting beneficial ownership as of April 30, 2010. Berg & Berg Enterprises LLC has sole voting and dispositive power with respect to the shares. The address of Berg & Berg Enterprises LLC is 10050 Bandley Drive, Cupertino, CA 94014.

(9)	Includes 672,082 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2010.

(10)	Includes 70,520 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2010.

(11)	Includes 10,208 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2010.

(12)	Includes 64,270 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2010 and 782 shares issuable upon the vesting of restricted stock unit awards within 60 days of August 31, 2010.

(13)	Includes 72,708 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2010 and 1,250 shares issuable upon the vesting of restricted stock unit awards within 60 days of August 31, 2010.

(14)	Mr. Coglitore ceased to be an executive officer on January 6, 2010.

(15)	Mr. Yoffie ceased to be an executive officer on January 8, 2010.

(16)	Includes 36,422 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2010.

(17)	Includes 48,109 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2010.

(18)	Includes 50,470 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2010.

(19)	Includes 46,929 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2010.

(20)	Includes 29,373 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2010.

(21)	Includes 22,915 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2010.

(22)	Includes 1,150,811 shares issuable upon the exercise of options exercisable within 60 days of August 31, 2010 and 2,032 shares issuable upon the vesting of restricted stock unit awards within 60 days of August 31, 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 25, 2010, all Section 16(a) filing requirements applicable to its officers and directors were complied with; except that 2 reports, covering an aggregate of 3 transactions, were filed late on behalf of Mr. Griffiths, 1 report, covering 1 transaction, was filed late on behalf of Mr. Boesenberg, 1 report, covering an aggregate of 2 transactions, was filed late on behalf of Mr. Verdoorn, 1 report, covering an aggregate of 2 transactions, was filed late on behalf of Mr. Schwartz, and 1 report, covering an aggregate of 4 transactions, was filed late on behalf of Mr. Coglitore. We did not receive any representations or reports from greater than ten percent beneficial owners.

MANAGEMENT

Information with respect to our executive officers as of October 22, 2010 is set forth below:

Mark Barrenechea, 45, joined SGI in November 2006 as a member of our board of directors, and in April 2007 became our President and Chief Executive Officer. Previously, Mr. Barrenechea served as Executive Vice President and CTO for CA, Inc. (“CA”), (formerly Computer Associates International, Inc.), a software company, from 2003 to 2006 and was a member of the executive management team. Prior to CA, Mr. Barrenechea served as Senior Vice President of Applications Development at Oracle Corporation, an enterprise software company, from 1997 to 2003, managing a multi-thousand person global team while serving as a member of the executive management team. From 1994 to 1997, Mr. Barrenechea served as Vice President of Development at Scopus, an applications company. Prior to Scopus, Mr. Barrenechea was with Tesseract, an applications company, where he was responsible for reshaping the company’s line of human capital management software as Vice President of Development. Mr. Barrenechea holds a Bachelor of Science degree in computer science from Saint Michael’s College.

James Wheat, 52, joined SGI in April 2008 and in May 2008 was named as our Senior Vice President and Chief Financial Officer. From 2006 to 2008, Mr. Wheat served as the Vice President and Corporate Controller at Lam Research, a publicly traded company engaged in designing, manufacturing, marketing and servicing semiconductor processing equipment. Mr. Wheat served as Corporate Controller at Asyst Technologies, Inc. from 2005 to 2006, a publicly traded company that develops, manufactures, sells and supports integrated hardware and software automation systems and he also served as acting principal financial officer in 2006. From 2003 to 2004, Mr. Wheat served as Senior Director of Finance for Sybase, Inc., an enterprise software company. Prior to 2003, Mr. Wheat held senior financial management positions at various public and private companies including Tele-Video, Sunterra Corporation, Raychem, Core-Mark International, Spectra Physics and Honeywell. Mr. Wheat holds a B.B.A. in Accounting and Business from the University of Michigan and a Masters of Business Administration from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant in California.

Anthony Carrozza, 55, joined SGI in March 2008. In his role as Senior Vice President of Worldwide Sales, Mr. Carrozza is responsible for SGI’s product sales for both direct and indirect customers on a worldwide basis. Mr. Carrozza brings more than twenty five years of worldwide sales experience in the technology sector. Prior to joining SGI, Mr. Carrozza was with Neterion, Inc. from 2006 to 2008, a company that designed and manufactured 10 gigabyte Ethernet ASICs, where he was vice president, sales. Mr. Carrozza was with Quantum Corporation, a manufacturer of storage systems, from 1987 to 2006. When Mr. Carrozza left Quantum, he held the title of senior vice president, worldwide sales and was a member of the executive management team. Mr. Carrozza holds a Bachelor of Arts degree in political science from Iona College.

Maurice Leibenstern, 49, joined SGI in September 2007 as General Counsel and Senior Vice President and Corporate Secretary. Mr. Leibenstern brings more than 20 years of high tech legal experience to SGI. Most recently, he was at CA, Inc. from 1998 to 2007, as the Chief Legal Counsel for Worldwide Sales, while serving as a Senior Vice President and member of the company’s Senior Leadership Team. Prior to CA, Mr. Leibenstern worked at IBM, a computer hardware and software company, from 1992 to 1997. He holds a Bachelor of Arts in History from Brooklyn College of the City University of New York and a J.D. from New York University School of Law.

Timothy Pebworth, 44, became the Vice President and Chief Accounting Officer of SGI in May 2009 after SGI’s acquisition of substantially all of the operating assets of Silicon Graphics, Inc. Prior to joining the Company, Mr. Pebworth served as Vice President and Chief Accounting Officer of Silicon Graphics, Inc. from May 2008 to May 2009. Mr. Pebworth served as the Chief Financial Officer of 24/7 Customer, Inc. from April 2007 to April 2008 and as the Corporate Controller from April 2005 to March 2007. From December 2002 to March 2005, Mr. Pebworth was a Senior Finance Manager at Intel Corporation serving in the Technology

Manufacturing Group overseeing microprocessor, chipset and flash costing and inventory. Prior to leaving Intel in April 2005, and while still serving in his capacity in the Technology Manufacturing Group, Mr. Pebworth was promoted to a Controller position. Mr. Pebworth holds a M.B.A. from the Peter F. Drucker Graduate School of Management and a B.A. from Ambassador College in Pasadena, California. He is a Certified Public Accountant and Certified Management Accountant.

Jennifer Pratt, 49, joined SGI in March 2005 and moved into her current role as Senior Vice President of Human Resources in May 2009. Ms Pratt brings more than twenty five years of human resources experience. Prior to joining SGI, Ms. Pratt was the senior director of human resources at New Wave Research, a manufacturer of laser based systems, from 2003 to 2005. Ms. Pratt served as the vice president of human resources of Appiant Technologies, Inc., a unified communications, software applications company, from 2000 to 2003. Prior to 2000, Ms Pratt held senior human resource positions in a variety of industries including technology, manufacturing and healthcare. Ms. Pratt holds a Bachelor of Science degree in Business Administration from Morningside College, Sioux City, Iowa.

Rick Rinehart, 51, joined SGI in May 2010 as the Senior Vice President of Services and is responsible for SGI’s services on a worldwide basis. Mr. Rinehart has over 20 years of experience in the service business, and most recently came from Oracle (Sun Microsystems), where he held the position of Vice President, Global Customer Services for North America. Prior to that he held positions as Senior Director, Sun Federal Services with Sun Microsystems from 2006 to 2007, and from 2005 to 2006, he served as Director of Services for Storagetek for the federal business, which was acquired by Sun Microsystems. Prior to that, Mr. Rinehart worked as General Manager for NCR Corporation from 2001 to 2005. He holds a BS in Information Systems Management from the University of Maryland, and Master of Science degree in Business Administration through Central Michigan University.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of June 25, 2010 with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of options		Weighted average exercise price of outstanding options	Number of available securities remaining for future issuance
Equity compensation plans approved by stockholders (1)	2,974,217	(3)	$9.63	3,797,515	(4)
Equity compensation plans not approved by stockholders (2)	1,093,051		$10.40	806,438

Total	4,067,268		$9.85	4,603,953

(1)	Consists of four plans: our 2002 Stock Option Plan, 2005 Equity Incentive Plan (the “2005 Plan”), 2005 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) and the 2005 Employee Stock Purchase Plan (the “Purchase Plan”).

(2)	Consists of one plan: our 2006 New Recruit Equity Incentive Plan (the “2006 Plan”). See Note 6 of the Notes to Consolidated Financial Statements in our 2010 Annual Report on Form 10-K for a description of this plan.

(3)

Excludes purchase rights accruing under the Purchase Plan. Under the Purchase Plan, each eligible employee may purchase up to $25,000 worth of SGI’s Common Stock (determined on the basis of the fair market value per share on the date or dates such rights are granted and subject to a maximum number of shares, as determined by the Board from time to time, which is currently 1,333 shares per purchase date) at each semi-annual purchase date (the February 14th and August 14th each year) at a purchase price per share equal to eighty-five percent (85%) of the lower of (a) the closing selling price per share of Common Stock on the date immediately preceding the start date of offering period in which that semi-annual purchase date occurs and (b) the closing selling price per share of Common Stock on the semi-annual purchase date.

(4)	Includes shares available for future issuance under the 2005 Plan, the Directors’ Plan and the Purchase Plan. As of June 25, 2010, an aggregate of 2,978,187, 70,333 and 748,995 shares of common stock were available for issuance under the 2005 Plan, the Directors’ Plan and the Purchase Plan, respectively.

The number of shares of common stock available for issuance under the 2005 Plan automatically increases on January 1st each year, by the lesser of:

•	4% of the total number of shares of common stock outstanding on the date immediately preceding the date of increase;

•

the greatest number of shares of common stock that could be added to the 2005 Plan as of that date without causing the number of shares not already subject to outstanding stock awards under the 2005 Plan as of that date to exceed 7% of the fully diluted number of shares of common stock on the day prior to the determination, which fully diluted number includes all shares available for issuance under all of our equity compensation plans, whether or not subject to stock awards; and

•	such smaller number as may be determined by our board of directors prior to that date.

The number of shares of common stock available for issuance under the Directors’ Plan automatically increases on January 1st each year by the number of shares of common stock subject to options granted during the preceding calendar year.

The number of shares of common stock available for issuance under the Purchase Plan automatically increases on January 1st each year by the by the lesser of:

•	1% of the total number of shares of common stock outstanding on the date immediately preceding the date of increase;

•	400,000 shares;

•

the greatest number of shares of common stock that could be added to the purchase plan as of such date without causing the number of shares that may be sold under the purchase plan as of that date to exceed 3% of the number of shares of common stock outstanding on December 31st of the preceding calendar year; and

•	such smaller number as may be determined by our board of directors prior to that date.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION OF DIRECTORS

The following tables shows for the fiscal year ended June 25, 2010, and for the fiscal transition period which began January 4, 2009 and ended June 26, 2009, certain information with respect to the compensation of all non-employee directors of SGI. On June 18, 2009, our Board of Directors approved a change in the Company’s fiscal year end from the Saturday closest to December 31st of each year to the last Friday in June of each year. As a result of the change, the 2010 fiscal year ran from June 27, 2009 to June 25, 2010, and the Company had a fiscal transition period which began January 4, 2009 and ended June 26, 2009.

DIRECTOR COMPENSATION FOR FISCAL 2010

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)(4)	All Other Compensation ($)		Total ($)
General Michael W. Hagee	51,833	—	28,418			80,251
Mr. Charles M. Boesenberg	69,583	—	28,418			98,001
Mr. Gary A. Griffiths	62,417	—	28,418	10,895	(5)	101,730
Mr. Hagi Schwartz	59,000	—	28,418	11,474	(5)	98,892
Mr. Ronald D. Verdoorn	79,338	—	28,418	11,600	(5)	119,356
Mr. Douglas R. King	73,500	—	28,418			101,918

(1)	This column represents annual director fees, non-employee chairman fees, committee chairman fees and other committee member fees earned in 2010. Excludes fees paid in 2010 but earned in 2009.

(2)	Represents the aggregate grant-date fair value of the performance shares for the applicable fiscal year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards, such as by exercising stock options. For information on the valuation assumptions used in the calculation of the grant-date fair value are set forth Note 12 “Share-Based Compensation” in our Form 10-K for the year ended June 25, 2010.

(3)	The following options were outstanding as of June 25, 2010: Mr. Boesenberg, 52,081; Mr. Griffiths, 64,664; Mr. Schwartz, 70,707; Mr. Verdoorn, 61,332; Mr. King, 52,833; and General Hagee, 42,833. The following restricted stock units were outstanding as of June 25, 2010: Mr. Boesenberg, 4,883; Mr. Griffiths, 3,906; Mr. Schwartz, 5,859; and Mr. Verdoorn, 5,859.

(4)	Represents the grant date fair value for an option to purchase up to 10,000 shares of common stock on August 11, 2009.

(5)	Consists of amounts paid for our contribution to the payment of the director’s medical insurance premiums.

DIRECTOR COMPENSATION FOR FISCAL TRANSITION PERIOD ENDED JUNE 26, 2009

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)(4)		All Other Compensation ($)		Total ($)
General Michael W. Hagee	25,000	—	8,613	(4)			33,613
Mr. Charles M. Boesenberg	32,500	—	11,146	(5)			43,646
Mr. Gary A. Griffiths	28,000	—	11,146	(5)	5,719	(7)	44,865
Mr. Hagi Schwartz	29,500	—	16,214	(6)	5,719	(7)	51,433
Mr. Ronald D. Verdoorn	36,000	—	8,613	(4)	5,719	(7)	50,332
Mr. Douglas R. King	34,000	—	8,613	(4)			42,613

(1)	This column represents annual director fees, non-employee chairman fees, committee chairman fees and other committee member fees earned during the fiscal transition period ended June 26, 2009. Excludes fees paid in 2009 but earned in 2008.

(2)	Represents the aggregate grant-date fair value of the performance shares for the applicable fiscal year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards, such as by exercising stock options. For information on the valuation assumptions used in the calculation of the grant-date fair value are set forth Note 12 “Share-Based Compensation” in our Form 10-K for the year ended June 25, 2010.

(3)	The following options were outstanding as of June 26, 2009: Mr. Boesenberg, 42,081; Mr. Griffiths, 54,664; Mr. Schwartz, 60,707; Mr. Verdoorn, 51,332; Mr. King, 42,833; and General Hagee, 32,833. The following restricted stock units were outstanding as of June 26, 2009: Mr. Boesenberg, 8,789; Mr. Griffiths, 7,031; Mr. Schwartz, 10,547; and Mr. Verdoorn,10,547.

(4)	Represents the grant date fair value for an option to purchase up to 2,833 shares of common stock on May 29, 2009.

(5)	Represents the grant date fair value for an option to purchase up to 3,666 shares of common stock on May 29, 2009.

(6)	Represents the grant date fair value for an option to purchase up to 5,333 shares of common stock on May 29, 2009.

(7)	Consists of amounts paid for our contribution to the payment of the director’s medical insurance premiums.

The cash compensation arrangement applicable to our non-employee directors for the fiscal year ended June 25, 2010 is as follows:

Annual Retainer for Board Members:	$45,000
Annual Retainer for Committee Positions:
Audit Committee Chairperson:	$24,000
Other Audit Committee members:	$10,000
Compensation Committee Chairperson:	$15,000
Other Compensation Committee members:	$8,000
Nominating Committee Chairperson:	$10,000
Other Nominating Committee members:	$5,000
Strategic Planning Committee Chairperson:	$4,000
Other Strategic Planning Committee members:	$2,000
Annual Retainer for Non-Employee Chairman of the Board:	$25,000

All retainer payments will be paid quarterly in arrears, pro-rated for any partial quarters served. In addition, we also reimburse our non-employee directors for all reasonable expenses incurred in attending meetings of the Board and its committees.

The cash compensation arrangement applicable to our non-employee directors for the fiscal transition period ended June 26, 2009 was identical to the arrangement set forth above except that the annual retainer for non-employee chairman of the Board and chairman of the Audit Committee were both $20,000; the additional annual retainer for the chairman of the Compensation Committee was $10,000; the additional annual retainer for the chairman of the Nominating and Corporate Governance Committee was $6,000; the additional annual retainer for a member of the Compensation Committee was $5,000; and the additional annual retainer for a member of the Nominating and Corporate Governance Committee was $3,000.

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we analyze the material elements of our compensation program for our named executive officers who are identified in the Summary Compensation Table on page 42 of this proxy statement. The purpose of this discussion is to provide the context necessary to understand the compensation of these senior executives, which is detailed in the tables and narratives that follow.

Overview

Compensation of SGI’s executive officers is intended to attract, motivate and retain highly qualified individuals with the leadership skills necessary to achieve SGI’s annual and long-term business objectives and to create stockholder value. The Compensation Committee has the responsibility for establishing and overseeing our executive officer compensation programs in adherence to the following objectives:

•	Executive officers should be fairly compensated for the value of work provided, including the achievement of specific Company goals and objectives;

•	Executive officers’ total direct compensation (consisting of salary, annual cash incentive compensation and long-term equity incentive compensation) should be competitive with market practice;

•

Compensation of the executive officers should align the interests of the executive officers with the interests of SGI’s stockholders by providing the executive officers with long-term equity incentive compensation opportunities and promoting stock ownership, and thereby discouraging behavior that leads to excessive risk taking;

•

A significant portion of the compensation of executive officers should be at risk; provided such risk does not lead to excessive risk taking by executive officers, and should vary based on SGI’s financial and operational performance as well as the executive officers’ level of responsibility and individual performance at SGI; and

•	The executive officer compensation programs should be implemented in an objective and non-discriminatory manner.

To achieve these objectives, the Compensation Committee implements and maintains compensation plans that tie a portion of executives’ overall compensation to individual and Company performance. The Compensation Committee strives to create an executive compensation program that is set at levels competitive with the executive compensation paid by other comparable public technology companies.

Fiscal 2010 Compensation Highlights

In May 2009, the Company (then Rackable Systems, Inc.) completed its transformational acquisition of substantially all the operating assets of Silicon Graphics Inc. (“Legacy SGI”). This quadrupled the number of employees and introduced international and federal government aspects to our business, which in turn increased the operational complexities required to support the resulting entity’s business activities. The Company’s Board of Directors and management recognized the crucial need to integrate these businesses without interruption or incident. Further, since the acquisition occurred as Legacy SGI had voluntarily sought and obtained Chapter 11 bankruptcy protection for the second time in its recent history, the Company’s leadership recognized that success in these endeavors would depend on restoring confidence in Legacy SGI’s customers and maintaining confidence in the Company’s stockholders and employees subsequent to the acquisition. This could only be accomplished with operational efficiencies, and the resumption, enhancement and completion of the Company’s newly acquired product development projects and sales and services activities.

The focus and timing of the Compensation Committee’s planning activities for 2010 necessarily changed as a result of the acquisition of Legacy SGI assets in May 2009. The challenges facing management and the Compensation Committee included: retaining key individuals and filling crucial vacant roles, addressing disparate historical compensation practices, and accurately and effectively motivating Company employees with respect to its current and future business prospects.

Among the other changes considered as a result of the acquisition of Legacy SGI assets, the Company assessed changing its fiscal year period to facilitate the integration and consolidated reporting of the businesses and other assets acquired from Legacy SGI. Previously, the Company’s fiscal year began on the Sunday closest to December 31st of the prior calendar year, and ended on the Saturday closest to December 31st of the next year (“Old Fiscal 2009”). After careful review, and in consideration of the best interests of the Company and its shareholders, on June 19, 2009 the Company changed its fiscal year periods (as disclosed and described further in the Company’s filing on Form 8-K, dated June 25, 2009). Following the change, SGI’s 2010 fiscal year began on June 27, 2009; and ended on June 25, 2010 (“New Fiscal 2010”). Also as a result of this change in fiscal year, the Company had a transition period from the commencement of its Old Fiscal 2009 through the commencement of New Fiscal 2010 of less than six months, beginning on January 4, 2009 and ending on June 26, 2009 (the “Transition Period”). This Compensation Discussion & Analysis discusses the executive officer compensation analyses, decisions and actions of both the Transition Period and New Fiscal 2010, e.g., from January 4, 2009 (the commencement of Old Fiscal 2009) through June 25, 2010 (the end of New Fiscal 2010). Accordingly, throughout this Compensation Discussion & Analysis, references to “fiscal 2010” include both the Transition Period and New Fiscal 2010 unless explicitly stated otherwise.

In December 2008, the Compensation Committee performed a comprehensive executive compensation review for Old Fiscal 2009, including an analysis of base salary, annual cash incentive compensation and equity compensation with reliance on independent and relevant data provided by the independent consulting firm of Radford, a division of Aon Consulting, Inc. (“Radford”), to conduct a competitive analysis of our executive equity compensation, and to evaluate the competitiveness against our industry, and a peer group, as further discussed below under “Consultants and Market Positioning Philosophy.” Following the Company’s change of its fiscal year to New Fiscal 2010, the Compensation Committee did not perform an additional comprehensive executive compensation review. Rather, it relied upon its review and planning decisions made in December 2008 and January 2009 for purposes of the executives’ cash compensation (base salary and annual incentive). The Compensation Committee did, however, conduct a new review of its executive officer equity compensation for New Fiscal 2010, again with Radford’s guidance, to conduct an updated competitive analysis of our executive equity compensation, as further discussed below under “Consultants and Market Positioning Philosophy.” Accordingly, this “Compensation Discussion & Analysis” section sets forth the approach, rational, background, and methods of our executive compensation practices for fiscal 2010, though the review and determination of the cash components and the equity components were made at different times.

To summarize fiscal 2010 compensation highlights, the Compensation Committee made the following decisions:

•

In May 2009, the Compensation Committee, in balancing the interests discussed above, determined that it was necessary to forego increases in compensation for all employees, including the Company’s executive officers, for fiscal 2010. Further, the Compensation Committee reduced the base salary component of compensation for all U.S. employees by a range of five percent (5%) for non-management employees to ten percent (10%) for executive officers for an indeterminate time, subject to restoration at the Compensation Committee’s discretion and upon review of the Company’s business performance, including the Company achieving non-GAAP earnings-per-share profitability.

•

On February 1, 2010, the Compensation Committee, upon its review of the Company’s quarterly business performance, which included the Company achieving non-GAAP earnings-per-share profitability, reversed the salary reduction that took place for SGI’s then-currently serving U.S. employees whose salaries had been reduced, including SGI’s named executive officers. As a result, each affected employee’s and executive officer’s salary was restored to the amount in effect immediately prior to the reduction, on a going-forward basis without retroactive effect.

•

On August 10, 2009 the Compensation Committee approved a corporate bonus plan (the “2010 Bonus Plan”) for fiscal 2010. Upon achievement of certain performance factors at various levels, SGI paid cash bonuses to its executive officers for each of the first, second, third and fourth quarters of fiscal 2010, as described below under “Annual Bonus and Cash Incentive Compensation.”

•

On February 9, 2009 the Compensation Committee approved a corporate bonus plan (the “2009 Bonus Plan”) for Old Fiscal 2009. Upon achievement of certain performance factors at various levels, SGI paid cash bonuses to its executive officers for the second quarter of Old Fiscal 2009, as described below under “Annual Bonus and Cash Incentive Compensation.”

•

In addition, based on increased employee roles and contributions, as well as retention requirements, the Compensation Committee approved equity grants for eligible Company employees, including our executive officers, on July 13, 2009, to be granted effective August 11, 2009. These grants were based on target equity grant guidelines that were determined by the Compensation Committee based on information provided by its independent consultant, Radford. These equity grants are further described below under “Long Term Equity Incentive Compensation.”

Determining Executive Compensation

The Compensation Committee determines all aspects of the compensation for our executive officers.

Consultants and Market Positioning Philosophy

As discussed above, Radford served as the Compensation Committee’s outside compensation adviser for fiscal 2010. Our outside compensation adviser provided the following services:

•	Assisting in the selection of our peer group companies and applicable benchmarks;

•	Providing compensation survey data to benchmark executive compensation;

•	Helping the Compensation Committee interpret compensation data;

•	Reviewing our management’s compensation recommendations; and

•	Advising on the reasonableness and effectiveness of our executive officer compensation levels and programs.

In addition, Mackenzie Partners served the Compensation Committee on a limited basis, providing information on corporate governance and compliance developments and impacts on executive compensation practices. Specifically, Mackenzie Partners provided the Compensation Committee with information on legislative, regulatory and shareholder trends relating to CEO compensation.

Similarly, the Compensation Committee retained independent counsel from the law firm of Fenwick and West LLP to provide advice and counsel on executive compensation practices from a risk assessment and mitigation perspective, including legal analyses of legislative, regulatory and shareholder trends. This allowed the Compensation Committee to consider current and evolving risk issues during its New Fiscal 2010 equity planning activities.

To support its objective of providing an executive compensation program that is sufficiently competitive to attract and retain key executives, the Compensation Committee evaluated executive compensation information from specific groups of comparable companies.

Use of Comparative Compensation Data

As described in the “Fiscal 2010 Compensation Highlights” section above, the Compensation Committee’s executive compensation review for Old Fiscal 2009 included an analysis of base salary and annual cash incentive compensation. Following the Company’s change of its fiscal year to New Fiscal 2010, the Compensation Committee utilized this analysis to conduct a review of its executive officer equity compensation for New Fiscal 2010. Thus, the review and determination of the cash components of executive compensation occurred at an earlier time, but was nonetheless utilized in the review and determination of the equity components for New Fiscal 2010.

In determining the equity awards to be granted to Company executives for fiscal 2010, the Compensation Committee utilized the findings provided in a Compensation Assessment Report prepared by Radford, which evaluated our equity compensation practices and assisted the Compensation Committee in granting our executives’ equity awards. Radford reviewed the group of peer companies set forth in our last-filed proxy statement for comparison purposes and suggested modifications for fiscal 2010. The peer group was used to assess the competitiveness of the executive officers’ equity compensation compared to executives with similar titles and responsibilities at companies with which SGI competes for talent, and is referred to in this proxy statement as the “Peer Group.”

The Peer Group includes companies of similar industry focus and scope as SGI. Radford developed this list through research of security analyst reports and a selection of companies in specific industry segments relative to specific financial and non-financial criteria.

For Old Fiscal 2009, the Compensation Committee adopted a “rules-based” method for determining the executive compensation peer group. Under this approach, the peer group companies are determined using two screening levels: (i) current market capitalization is within 0.5 to 2.0x of Company’s market cap; and (ii) revenue is within 0.5 to 2.0x of Company’s revenue. The Compensation Committee believed that use of this methodology produced the appropriate peer group for comparison.

For New Fiscal 2010, the Compensation Committee further refined its method for determining the peer group by focusing on companies that represented a cross-section of public companies in the server, software, semiconductor and telecommunications sectors with comparable attributes to the Company (inclusive of the Legacy SGI assets), in five areas: (i) comparable technology industry sectors; (ii) annual revenue performance; (iii) market capitalization; (iv) net income/operating income; and (v) headcount. Radford reviewed and informed the Compensation Committee of the compensation practices of the companies in this group, so that it could understand the compensation landscape in the technology market when determining the equity of SGI’s executive officers based on the scope of job responsibilities or the breadth of the organizations managed by executives holding the same or similar titles. Under the aforementioned five-level screening approach applied to the newly expanded Company, the Peer Group prepared by Radford for use by the Compensation Committee for fiscal 2010 did not include any of the companies included in the peer group set forth in our last filed proxy statement. The Compensation Committee believes that revising the Peer Group was appropriate given that the acquisition of Legacy SGI assets significantly increased the size of the Company in both employee count and projected revenue. With this focus and for these reasons, on the advice of Radford the Compensation Committee adopted the following new Peer Group for fiscal 2010:

Adaptec, Inc.	NeuStar, Inc.
Adtran, Inc.	PMC-Sierra Inc.
Blue Coat Systems, Inc.	Progress Software Corporation
Cray, Inc.	Quantum Corporation
CSG Systems, Inc.	QLogic Corp.
Dot Hill Systems, Corp.	Radiant Systems, Inc.
Eclipsys Corporation	RadiSys Corp.
Electronics for Imaging, Inc.	Semtech Corporation
Emulex Corp.	Sonus Networks, Inc.
Epicor Software Corporation	Synpatics Incorporated
F5 Networks, Inc.	Syniverse Technologies, Inc.
Microsemi Corporation	Viasat, Inc.

Radford also met with members of the Compensation Committee and senior management to learn about our business operations and strategy as a public company, key performance metrics and target goals, and the labor and capital markets in which we compete. It developed recommendations that the Compensation Committee reviewed and used as part of its equity compensation decision-making process.

SGI targets the 50th percentile, defined as the middle point of relevant Peer Group market data discussed herein, which included equity incentive awards for fiscal 2010. The Compensation Committee has determined this is an appropriate target market position to enable SGI to attract and retain the level of executive talent it believed will improve operational performance and stockholder value.

The Compensation Committee also periodically reviews the competitiveness of the executive officers’ severance, change-in-control stipulations, and the broad-based employee benefit plans in which the executive officers participate.

The Compensation Committee also retained Radford to assist in reviewing annual retainers, fees and stock awards for Board and Board Committee members.

Role of our Chief Executive Officer and Management in Compensation Determinations

The Compensation Committee consults with management regarding both executive and non-executive employee compensation plans and programs, including administering our equity incentive plans. SGI’s CEO typically makes assessments and recommendations to the Compensation Committee on whether there should be adjustments to the annual base salary, annual cash incentive compensation and long-term equity incentive compensation of executive officers based upon an assessment of certain factors. The Compensation Committee reviews such assessments and recommendations; however, the Compensation Committee’s decisions are made by the Compensation Committee in its sole discretion, and outside of the presence of any impacted executive officers. Accordingly, in addition to the information regarding executive compensation paid to executives with similar titles and responsibilities at the companies in the Peer Group, the Compensation Committee also takes into account each of the following individual factors (which are provided to the Compensation Committee by our CEO, with the support of management representatives from finance, legal and human resources) when determining the compensation for our executive officers:

•	Individual performance;

•	Performance of the Company’s business;

•	Succession planning considerations/retention risks;

•	Recommendations on the design and structure of quarterly incentive and long-term equity incentive compensation;

•	Information on recruiting and hiring trends and key employment statistics;

•	Recommendations from compensation consultant and management on the amount and form of compensation to be paid to all executive officers, including the CEO;

•	Strategic importance of the position;

•	Scarcity in the market of the individual’s skills and talents;

•	Expected future contributions;

•	Historical compensation; and

•	Other information as requested by the Compensation Committee.

The CEO generally attends the Compensation Committee meetings. However, at each meeting in which executive compensation is on the agenda, the Compensation Committee holds an executive session without management present. In addition, our CEO is not present during the deliberation of, and voting on, his compensation. Also, from time to time the Compensation Committee meets independently, without SGI management present, with its independent legal counsel and/or compensation consultants.

Compensation Components

The Compensation Committee divides compensation for the executive officers into the following components:

•	Base salary;

•	Annual bonus and cash incentive compensation; and

•	Long-term equity incentive compensation (including stock options).

In addition, we provide our executive officers typical employee benefits on the same terms as other employees. We also provide severance and change in control benefits to all of our named executive officers, but the Compensation Committee does not consider these benefits when making its determinations about other elements of our executive compensation program.

Consistent with the principles of SGI’s executive officer compensation outlined above, an executive officer’s total direct compensation is based upon SGI’s performance as well as the performance of the individual executive officer. SGI does not have a pre-established policy or target for allocating between fixed and variable compensation or among the different types of variable compensation, although the allocation is influenced by the Compensation Committee’s assessment of the compensation practices of the companies in the Peer Group and SGI’s short-term and long-term strategic objectives. Instead, the Compensation Committee aims to provide total direct compensation at levels sufficient to attract and retain qualified executives. Variable compensation generally consists of annual cash incentive compensation and long-term equity incentives, and represents a significant portion of the total direct compensation opportunity for each executive officer. The Compensation Committee believes that the executive officers’ consistent and sustained performance can have a direct and significant impact on long-term stockholder value.

Base Salary

The Compensation Committee establishes base salaries for our executives based on competitive market compensation paid by other companies for similar positions and the following factors: the scope of responsibilities, experience, past performance and objectives for the year. Generally, the Compensation Committee believes that executive base salaries should be targeted at the 50th percentile of salaries for executives in similar positions and with similar responsibilities in the Peer Group, considered sufficient to attract and retain qualified executives. Changes to the executive officers’ base salaries, if any, are typically made annually, following the commencement of the Company’s fiscal year, in time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

In May 2009, following the acquisition of Legacy SGI, the Compensation Committee approved a company-wide salary reduction, based on the Company’s performance and expenses. Such reductions ranged from five percent (5%) for non-management employees to ten percent (10%) for executive officers, and were subject to restoration should the Company achieve non-GAAP earnings-per-share profitability. On February 1, 2010, the Compensation Committee, upon its review of the Company’s quarterly business performance, which included the Company achieving non-GAAP earnings-per-share profitability, and as a result, approved the restoration of the reduced salaries to May 2009 levels with each affected employee’s and executive officer’s salary being restored to the amount in effect immediately prior to the reduction, on a going-forward basis without retroactive effect.

The Compensation Committee believes that a meaningful portion of the annual cash compensation for each executive officer should be variable in order to motivate our executive officers towards achievement of annual financial goals. For Mssrs. Carrozza and Yoffie, variable cash compensation consisted of sales and service commissions, respectively. As discussed above under “Role of Board in Risk Oversight” and “Compensation Committee,” the Board and the Compensation Committee believe that SGI’s compensation policies and practices, including our 2010 Commission Plan, described below, do not create inappropriate or unintended significant risk to the Company as a whole.

In New Fiscal 2010, in addition to earning base salary, Mr. Carrozza also participated in the Company’s New Fiscal 2010 Sales and Service Compensation Plan (the “2010 Commission Plan”), pursuant to which he earned $182,295 sales commissions, as set forth in the Summary Compensation Table. The 2010 Commission Plan is a Company-wide plan aligned to the Company’s operating plan, in which all sales and service employees participate, and which allows for the plan administrators to use discretion to increase or decrease a participant’s quota based on underachievement or overachievement against their personal sales plan. Mr. Carrozza’s sales commissions comprised all of Mr. Carrozza’s variable cash compensation for fiscal 2010; he did not also participate in the 2010 Bonus Plan, described below. Pursuant to the 2010 Commission Plan, Mr. Carrozza was eligible to receive up to $237,500 plus additional uplifts for channel sales orders and professional service consulting orders and a rate multiplier of 1.75 for exceeding 100% of his quota.

Similarly, in New Fiscal 2010, in addition to earning base salary, Mr. Yoffie also participated in the 2010 Commission Plan, pursuant to which he earned $56,987 in service commissions, as set forth in the Summary Compensation Table. Mr. Yoffie’s service commissions comprised all of Mr. Yoffie’s variable cash compensation for fiscal 2010; he did not also participate in the 2010 Bonus Plan. Pursuant to the 2010 Commission Plan, Mr. Yoffie was eligible to receive up to $105,000 plus a rate multiplier of 1.75 for exceeding 100% of his quota.

Annual Bonus and Cash Incentive Compensation

The Compensation Committee believes that a meaningful portion of the annual cash compensation for each executive officer should be in the form of variable incentive bonuses, which motivate our executive officers towards achievement of annual financial and, in the case of our Chief Executive Officer, personal performance targets set by the Compensation Committee. Our policy is to target annual bonuses at the 50th percentile of the Peer Group. For Mr. Barrenechea, the metrics used to determine attainment of his personal performance targets are identical to those of the other executive officers (excluding those compensated under the 2010 Commission Plan) and employees participating in corporate bonus plans, thereby maintaining a commonality of business interests across the Company. Further, Mr. Barrenechea’s performance targets under the corporate bonus plans (as discussed below) represent a substantial portion of his total cash compensation, equaling his base compensation for the same annual period.

Old Fiscal 2009 Bonus Plan

In February 2009, the Compensation Committee established the 2009 Bonus Plan for Old Fiscal 2009 (“2009 Bonus Plan”) as our cash incentive plan that sets forth the performance metrics to be achieved, and determined the target bonus amounts for our executive officers. The Compensation Committee selected Company-level financial targets in order to focus executive attention on attaining financial objectives for our business and to foster teamwork among the members of our management team.

The 2009 Bonus Plan provided that bonuses are payable quarterly based upon quarterly achievement of two key indicators of our performance: non-GAAP revenue and non-GAAP gross margin performance targets, as set by the Compensation Committee. The Compensation Committee considered achievement of these performance criteria to most accurately reflect SGI’s current year financial performance. These performance criteria serve to encourage attention to near-term future revenue. Weighting these two criteria equally encouraged management to focus on current year financial goals. In addition, these two criteria consistently would permit us to measure performance on a year-over-year basis, by the Company and other companies with which the Company competes. Non-GAAP revenue and non-GAAP gross margin excluded revenue deferred in accordance with Statement of Accounting Position 97-2, “Software Revenue Recognition” (SOP 97-2) for certain of the Company’s transactions where software is more than incidental to the overall product solution sold, stock-based compensation expense, amortization of intangibles, inventory step up arising from acquisition of substantially all the assets of Legacy SGI, and excess and obsolete inventory charges related to next-generation technology shifts and related recoveries. Using non-GAAP gross margin performance targets in the 2009 Bonus Plan was intended to ensure that revenue generation would be not be accomplished by sacrificing non-GAAP net income. Further, the Compensation Committee required quarterly performance to be non-GAAP earnings-per-share profitable in order for a payout under the 2009 Bonus Plan to be paid at 100%, creating an additional incentive for the attainment of increased net income by the Company.

Under the 2009 Bonus Plan, for a bonus to be earned and payable for a given quarter, the Company’s quarterly non-GAAP revenue and non-GAAP gross margin must each be within the range of performance targets set by the Compensation Committee. No bonus would be paid if the level of weighted percentage achievement for our fiscal 2009 performance measures was below 10%. An executive may be entitled to a portion of the target bonus, or 100% of the target bonus, in the following scenarios:

•

In the event of full achievement of both the non-GAAP revenue and non-GAAP gross margin performance targets, the respective full percentage of the quarterly bonus target will be earned; provided, however, that 100% target bonus will be earned only if, in addition to achievement of the specific quarterly levels of actual non-GAAP revenue and non-GAAP gross margin performance, the Company is non-GAAP earnings-per-share profitable for the quarter, after the payout of all bonuses under the 2009 Bonus Plan. The Compensation Committee determined that non-GAAP earning-per-share profitability best aligned the interests of all employees with the interests of shareholders;

•	In the event of achievement within both performance target ranges, quarterly bonuses under the 2009 Bonus Plan, 50% of the quarterly bonus target will be earned;

•

In the event of under-achievement of one or both of the performance target ranges, either 0%, 25% or 37.5% of the quarterly bonus target will be earned, depending on the specific levels of actual non-GAAP revenue and non-GAAP gross margin performance;

•

In the event of no under-achievement of either performance target range and over-achievement of one or both performance target ranges, either 62.5%, 75% or 100% of the quarterly bonus target will be earned, depending on the specific levels of actual non-GAAP revenue and non-GAAP gross margin performance.

The Compensation Committee determined the non-GAAP revenue and non-GAAP gross margin performance criteria were achieved at the following levels for each quarter of Old Fiscal 2009.

		ACTUAL TARGETS AND RESULTS ($s are in millions)			COMPANY PAYOUT DETERMINATION
		2009 Bonus Plan Target(1)	Company Performance	Attainment Result	2009 Bonus Plan Rules	Compensation Committee Discretion	Percentage of Target Paid
Q1	REVENUE	$43M – 48M	$44.5M	Within	0%	None	None
	GROSS MARGIN	9%	6.6%	>10% Below

Q2	REVENUE	$52M	$60.5M	Exceeded	N/A(2)	0% for CEO	25%
	GROSS MARGIN	15% – 19%	15.2%	Within

(1)	Indicates the actual 2009 Bonus Plan quarterly metric target applied, as determined by the Compensation Committee prospectively in accordance with the Company’s annual operating plan, and subject to Compensation Committee Discretion.

(2)	Compensation Committee discretion applied because 2009 Bonus Plan targets did not contemplate subsequently acquired Legacy SGI Assets, and awarded 25% to all participants (other than the CEO); and 0% to the CEO.

Following are the target quarterly bonuses and actual quarterly bonuses paid in fiscal 2009:

Name	Quarterly Target Bonus		Q1 Bonus Payment	Q2 Bonus Payment(1)
Mark Barrenechea	$87,500		$0	$0
James Wheat	$27,000		$0	$6,750
Giovanni Coglitore	$25,000		$0	$6,250
Maurice Leibenstern	$26,250		$0	$6,563
Tim Pebworth	$8,303	(2)	—	$2,070
David Yoffie	$26,250		$0	$6,563

(1)	The Compensation Committee exercised its discretion because 2009 Bonus Plan targets did not contemplate the Company’s subsequently acquired Legacy SGI assets. As a result, the Compensation Committee, after taking into account the Company’s actual quarterly results in comparison to the Company’s annual plan; and other considerations, including the acquisition of Legacy SGI assets, awarded 25% to all participants for Q2, other than the CEO; Mr. Barrenechea received no bonus for the quarterly period.

(2)	Mr. Pebworth joined the Company on May 8, 2009, as part of the acquisition of Legacy SGI; therefore his quarterly target bonus and payment were pro-rated accordingly.

Fiscal 2010 Bonus Plan

In August 2009, the Compensation Committee established the 2010 Bonus Plan for New Fiscal 2010 as our performance-based incentive plan and determined the target bonus amounts for our executive officers. The Compensation Committee selected Company-level financial targets in order to focus executive attention on attaining financial objectives for our business and to foster teamwork among the members of our management team.

The 2010 Bonus Plan was identical to the 2009 Bonus Plan described above and provided that bonuses are payable quarterly based upon quarterly achievement of two key indicators of our performance: non-GAAP revenue and non-GAAP gross margin performance targets, as set by the Compensation Committee. Under the 2010 Bonus Plan, for a bonus to be earned and payable for a given quarter, the Company’s quarterly non-GAAP revenue and non-GAAP gross margin must each be within the range of performance targets set by the Compensation Committee. No bonus would be paid if the level of weighted percentage achievement for our fiscal 2010 performance measures was below 10%.

The Compensation Committee determined the non-GAAP revenue and non-GAAP gross margin performance criteria were achieved at the following levels for each quarter of fiscal 2010.

		ACTUAL TARGETS AND RESULTS ($s are in millions)			COMPANY PAYOUT DETERMINATION
		2010 Bonus Plan Target(1)	Company Performance	Attainment Result	2010 Bonus Plan Rules	Compensation Committee Discretion	Percentage of Target Paid
Q1	REVENUE	$120M	$122.7M	Exceeded	75%(2)	None	75%
	GROSS MARGIN	25%	28.4%	Exceeded

Q2	REVENUE	$127M	$151.5M	Exceeded	100%	None	100%
	GROSS MARGIN	23%	28.7%	Exceeded

Q3	REVENUE	$134M	$128.9M	Below but within 10%	37.5%(3)	Increased to 50%	50%
	GROSS MARGIN	27%	27.5%	Exceeded

Q4	REVENUE	$149M	$122.2M	Below	37.5%(3)	Increased to 50%	50%
	GROSS MARGIN	23% – 27%	24%	Within

(1)	Indicates the actual 2010 Bonus Plan quarterly metric target applied, as determined by the Compensation Committee prospectively in accordance with the Company’s annual operating plan, and subject to Compensation Committee Discretion.

(2)	2010 Bonus Plan Rules provide if both metrics exceed targets, but the Company is not non-GAAP EPS profitable, payout is 75%, subject to Compensation Committee discretion.

(3)	2010 Bonus Plan Rules provide if one metric exceeds the target, and one is within ten percent below the target, payout is 37.5%, subject to Compensation Committee discretion.

Following are the target quarterly bonuses and actual quarterly bonuses paid in fiscal 2010:

Name	Quarterly Target Bonus	Q1 Bonus Payment	Q2 Bonus Payment	Q3 Bonus Payment(1)	Q4 Bonus Payment(1)
Mark Barrenechea	$87,500	$65,625	$87,500	$43,750	$43,750
James Wheat	$27,000	$20,250	$27,000	$13,500	$13,500
Giovanni Coglitore	$25,000	$18,750	$25,000	$12,500	—
Maurice Leibenstern	$26,250	$19,688	$26,250	$13,125	$13,125
Tim Pebworth	$15,375	$11,531	$15,375	$7,688	$7,688

(1)	The Compensation Committee exercised its discretion to payout to all eligible participants in the 2010 Bonus Plan 50% of the Q3 and Q4 bonus, in consideration of the Company’s actual results for the applicable period, in comparison to the full annual plan; revenue and gross margin forecasts for the applicable period; and other considerations, including incremental and full attainment of the Company’s annual operating plan; prior compensation reductions imposed on all Company employees earlier in the year; and the Company’s attainment of its annual operating plan.

Long-Term Equity Incentive Compensation

The goal of our long-term, equity-based incentive awards is to provide each executive officer with an incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee further believes that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. In addition, the Compensation Committee believes that having a meaningful equity ownership in the Company assists us in retaining our key employees.

The aggregate number of stock options units granted to our named executive officers is based on an estimated target value of the equity awards. The Compensation Committee believes that annual equity awards generally create strong incentives to drive future stockholder return, and determines annual equity awards for each executive with reference to our peer group benchmark. We target total equity-based compensation at the 50th percentile of peer group equity compensation for each executive. In addition to peer company benchmarking, the Compensation Committee also considers the following factors:

•	each executive’s position within SGI;

•	the level it considers appropriate to create a meaningful opportunity for reward based on increasing stockholder value;

•	the fiscal period’s budget for necessary compensation expense;

•	the individual’s performance;

•	his/her potential for future responsibility and promotion;

•	competitive compensation targets for the individual’s position and level of contribution; and

•	the CEO’s assessments and recommendations as to the long-term equity compensation for all of the executive officers.

For fiscal 2010, the Compensation Committee made option grants to Company executive officers. Each option grant allows the executive officer to acquire shares of SGI’s common stock at a fixed price per share and vests over 48 months provided the executive officer remains employed by SGI on the applicable vesting dates. The option grant will provide a return only if SGI’s common stock appreciates over the option’s term.

In addition, the Compensation Committee granted two separate stock options to Mr. Barrenechea. The first stock option covers 80,000 shares of the Company’s common stock and vests over 48 months, provided he remains employed by SGI on the applicable vesting dates. The second stock option covers 40,000 shares of the Company’s common stock and is eligible to vest, or be forfeited in whole or in part, in four equal annual increments based upon the Company’s achievement of certain performance targets (the “CEO Performance Grant”) in addition to his continued employment. This CEO Performance Grant, like all option grants, is necessarily performance-oriented because its value is tied to the appreciation of the Company’s stock price. However, the CEO Performance Grant is also tied directly the specific Company performance factors that are set forth in the applicable annual cash bonus plan. Accordingly, the percentage of the 10,000 shares applicable to each of the four years that will vest in a given year equals the actual percentage achievement rate under the Company’s cash bonus plan for the applicable fiscal year. For example, if the average annual attainment rate for fiscal 2010 was fifty percent (50%), Mr. Barrenechea would receive 5,000 shares, or fifty percent (50%) of the 10,000 shares eligible to be awarded for that year and the remaining 5,000 shares would be forfeited to the Company. The percentage of the CEO Performance Grant to be earned by Mr. Barrenechea will be determined annually for each subsequent year of this grant, based on the annual bonus plan to be established by the Compensation Committee, and the respective average annual percentage attained by the Company. The Compensation Committee believes that performance based vesting of the CEO’s option awards more closely aligns his compensation with the interests of stockholders

The Compensation Committee and senior management monitor SGI’s stock option policy to ensure that such policy complies with governing regulations and are consistent with good corporate practice. Grants to the executive officers are generally made at the Compensation Committee meeting held in the beginning of each fiscal year, after results for the preceding fiscal year become publicly available, enabling the Compensation Committee to consider both the prior year’s performance and expectations for the succeeding year in making grant decisions. However, the Compensation Committee may make grants at any time of the year it deems appropriate.

Deferred Compensation

Other than participation in the Company’s broad-based tax-qualified 401(k) plan, we do not offer or maintain non-qualified defined benefit plans or other deferred compensation plans for the benefit of our executive officers or any other employees.

Other Employee Benefit Plans

The named executive officers are eligible for the same benefits available to SGI employees generally. These include participation in a tax-qualified 401(k) plan, employee stock purchase plan, and group life, health, dental, vision and disability insurance plans. SGI also periodically benchmarks its broad-based employee benefit plans based upon a review of the benefits survey conducted by Radford. SGI aims to provide benefits to its employees that are consistent with market practice.

Severance and Change of Control Arrangements

The Compensation Committee periodically reviews typical industry practices concerning severance and change in control agreements and SGI’s severance and change in control agreements. SGI has entered into agreements with Messrs. Barrenechea, Wheat, Coglitore, Yoffie and Leibenstern that provide for benefits upon termination of employment under certain circumstances, including in connection with a change in control of SGI. These benefits include continued salary, which may be paid over time or in a lump sum, continued health insurance coverage, accelerated vesting of equity awards, and extended exercisability of equity awards. SGI provides these benefits as a means of remaining competitive, retaining executive officers, focusing executive officers on stockholder interests when considering strategic alternatives and providing income protection in the event of involuntary loss of employment. Most of these benefits were determined through arms-length negotiations at the time each executive was hired by SGI, and are therefore different for each executive. For the arrangements entered into with existing executive officers, these arrangements were entered into out of fairness to these executive officers in order to put these officers in a similar position, based on level, as the rest of the executive officers. The Compensation Committee agreed to the specific provisions based on the level of the executive officer, the level of severance and change in control benefits held by other executive officers, and its negotiating power in the negotiations. The Compensation Committee maintains a standardized executive employment agreement containing consistent and equitable provisions regarding severance, change of control and other terms of employment, together with appropriate provisions designed to protect and benefit SGI in the event of an executive officer’s termination.

A summary of the material terms of these Employment Agreements, together with a quantification of the benefits available under the agreements, may be found in the section of the proxy statement entitled “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Stock Ownership Guidelines

Our Corporate Governance Guidelines provide that each director who has served on the Board for at least one year is expected to own shares of SGI’s common stock with a market value at least the amount of his or her annual cash base retainer and each executive officer who has been employed with the Company for at least one year should own a minimum of 5,000 shares of common stock of the Company.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986

Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1,000,000 in any fiscal year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on stockholder approval of the compensation arrangement. SGI attempts to structure its compensation arrangements to achieve deductibility under Section 162(m) of the Code, unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m) of the Code. Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

In fiscal 2010, all stock option grants to executive officers were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, and should be fully deductible.

Compensation Committee Report (1)

The Compensation Committee of the Board of Silicon Graphics International Corp. has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended June 25, 2010.

COMPENSATION COMMITTEE:

Charles M. Boesenberg (Chairman)

Gary A Griffiths

Ronald D. Verdoorn

(1)	“The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.”

EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

The following table shows the compensation awarded or paid to, or earned by, each person serving as our Chief Executive Officer during fiscal 2010, our Chief Financial Officer, our three other most highly compensated executive officers serving in such capacity at June 25, 2010 and two other former executive officers who were not serving as executive officers at June 25, 2010 but would have been included as one of the three other most highly compensated executive officers. We refer to these employees collectively as our “named executive officers.” On June 18, 2009, our Board of Directors approved a change in the Company’s fiscal year end from the Saturday closest to December 31st of each year to the last Friday in June of each year. As a result of the change, the 2010 fiscal year ran from June 27, 2009 to June 25, 2010, and the Company had a fiscal transition period which began January 4, 2009 and ended June 26, 2009. This transition period is reflected in the table below as “2009T.” The 2008 fiscal year ran from December 30, 2007 to January 3, 2009 and the 2007 fiscal year ran from January 1, 2007 to December 29, 2009.

2010 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Mark J. Barrenechea	2010	329,808	—		—		376,834	240,625		770	(8)	948,037
President and Chief Executive Officer	2009T	164,235	—		—		—	—		369	(9)	164,604
	2008	356,742	—		1,324,500		—	170,000		738	(10)	1,851,980
	2007	236,923	—		5,119,872		1,984,500	183,702		14,034	(11)	7,539,031

Jim Wheat	2010	254,423	—		—		99,461	74,250		770	(8)	428,904
Chief Financial Officer	2009T	126,692	—		—		—	6,750		1,803	(12)	135,245
	2008	192,115	25,000	(2)	228,000		619,801	—		1,085	(13)	1,066,001
	2007	n/a	n/a		n/a		n/a	n/a		n/a		n/a

Tim Pebworth	2010	203,423			—		99,461	42,281		966	(14)	346,131
Vice President & Chief Accounting Officer	2009T	27,596	—		—		—	2,070		221	(15)	29,887
	2008	n/a	n/a		n/a		n/a	n/a		n/a		n/a
	2007	n/a	n/a		n/a		n/a	n/a		n/a		n/a

Anthony Carrozza	2010	259,135	—		—		78,148	182,295	(7)	770	(8)	520,348
Senior Vice President of Worldwide Sales	2009T	129,038	—		—		—	50,994		2,401	(16)	182,433
	2008	n/a	n/a		n/a		n/a	n/a		n/a		n/a
	2007	n/a	n/a		n/a		n/a	n/a		n/a		n/a

Maurice Leibenstern	2010	254,423	—		—		78,148	72,188		1,064	(17)	405,823
Senior Vice President, General Counsel and Corporate Secretary	2009T	126,696	—		—		—	6,563		19,177	(18)	152,436
	2008	275,067	—		662,250		—	57,270		34,406	(19)	1,028,993
	2007	n/a	n/a		n/a		n/a	n/a		n/a		n/a

Giovanni Coglitore	2010	264,423	—		—		78,148	56,250		261,056	(20)	659,877
Former Senior Vice President—SGI Labs	2009T	117,308	—		—		—	6,250		128,257	(21)	251,815
	2008	254,808	—		662,250		—	58,000		255,914	(22)	1,230,972
	2007	260,577	12,500	(3)	884,461	(4)	490,894	104,250	(5)	255,161	(23)	2,007,843

David Yoffie	2010	147,992	—		—		78,148	56,987	(6)	249,034	(24)	532,161
Former Senior Vice President of Manufacturing Operations and Service	2009T	126,696	—		—		—	6,563		1,803	(12)	135,062
	2008	275,086	—		662,250		—	53,970		3,238	(25)	994,544
	2007	n/a	n/a		n/a		n/a	n/a		n/a		n/a

(1)	Represents the aggregate grant-date fair value of the performance shares for the applicable fiscal year calculated in accordance with FASB ASC Topic 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards, such as by exercising stock options. For information on the valuation assumptions used in the calculation of the grant-date fair value are set forth Note 12 “Share-Based Compensation” in our Form 10-K for the year ended June 25, 2010.

(2)	Consists of a one-time cash bonus award in the amount of $25,000.

(3)	Consists of a one-time cash bonus award in the amount of $12,500.

(4)	On July 10, 2007, Mr. Coglitore forfeited options to purchase up to 65,000 shares of common stock, and received in lieu thereof, restricted stock unit awards to receive up to 30,000 shares of common stock.

(5)	Includes sales commissions earned during 2007 equal to $25,000.

(6)	Consists of sales commissions earned during 2010 equal to $56,987.

(7)	Consists of sales commissions earned during 2010 equal to $182,295.

(8)	Consists of $770 paid for life insurance premiums.

(9)	Consists of $369 paid for life insurance premiums.

(10)	Consists of $738 paid for life insurance premiums.

(11)	Consists of $13,542 representing annual director fees earned in 2007 and $492 paid for life insurance premiums.

(12)	Consists of $1,434 contributed to match the officer’s contributions to a 401(k) plan and $369 paid for life insurance premiums.

(13)	Consists of $531 contributed to match the officer’s contributions to a 401(k) plan and $554 paid for life insurance premiums.

(14)	Consists of $770 paid for life insurance premiums and $196 for reimbursement of gym membership dues.

(15)	Consists of $123 paid for life insurance premiums and $98 for reimbursement of gym membership dues.

(16)	Consists of $369 paid for life insurance premiums and $2,032 contributed to match the officer’s contributions to a 401(k) plan.

(17)	Consists of $770 paid for life insurance premiums and $294 paid for a gym membership.

(18)	Consists of $18,514 paid for moving expenses, $369 paid for life insurance premiums and $294 paid for a gym membership.

(19)	Consists of $30,000 paid for moving expenses, $2,500 contributed to match the officer’s contributions to a 401(k) plan, $738 paid for life insurance premiums and $1,168 paid for a gym membership.

(20)	Consists of $294 paid for reimbursement of gym membership dues, $125,000 paid in severance payments upon termination of the officer’s employment with SGI, $9,258 paid in COBRA premiums, $125,000 for a cash retention bonus, $734 for payment of health insurance premiums and $770 paid for life insurance premiums.

(21)	Consists of $294 paid for reimbursement of gym membership dues, $125,000 for a cash retention bonus, $2,594 for payment of health insurance premiums and $369 paid for life insurance premiums.

(22)	Consists of a one time cash retention bonus award in the amount of $250,000, $738 paid for life insurance premiums, $4,784 paid for health insurance benefits and $392 paid for a gym membership.

(23)	Consists of $738 paid for life insurance premiums, $4,423 paid for health insurance benefits and a retention bonus of $250,000.

(24)	Consists of $243,000 paid in severance payments upon termination of the officer’s employment with SGI, $5,615 paid in COBRA premiums and $419 paid for life insurance premiums.

(25)	Consists of $738 paid for life insurance premiums and $2,500 contributed to match the officer’s contributions to a 401(k) plan.

GRANTS OF PLAN-BASED AWARDS

The following table shows for the fiscal year ended June 25, 2010, certain information regarding grants of plan-based awards to the named executive officers:

Grants of Plan-Based Awards in Fiscal 2010

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)(5)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Thresh- old ($)(2)	Target ($)(3)	Maximum ($)(4)
Mr. Barrenechea	8/11/09	87,500	175,000	350,000	80,000		5.34	227,338
	8/11/09				40,000	(7)	5.34	149,496

Mr. Wheat	8/11/09	27,000	54,000	108,000	35,000		5.34	99,461

Mr. Pebworth	8/11/09	15,375	30,750	61,500	50,000		5.34	99,461

Mr. Carrozza	8/11/09				27,500		5.34	78,148

Mr. Leibenstern	8/11/09	26,250	52,500	105,000	27,500		5.34	78,148

Mr. Coglitore	8/11/09	18,750	37,500	75,000	27,500		5.34	78,148

Mr. Yoffie	8/11/09				27,500		5.34	78,148

(1)	These columns set forth the target amounts of each named executive officer’s annual cash bonus award for the year ended June 25, 2010 under our annual cash bonus award program. The actual cash bonus award earned for the year ended June 25, 2010 for each named executive officer is set forth in the 2010 Summary Compensation Table above. As such, the amounts set forth in this column do not represent additional compensation earned by the named executive officers for the year ended June 25, 2010. For a description of our annual cash bonus award program, see “Compensation Discussion and Analysis.”

(2)	Threshold represents the minimum amount earned for meeting the minimum performance metrics.

(3)	Target represents the amount earned in the event of achievement within both performance target ranges whereby 50% of the quarterly bonus target would be earned.

(4)	Maximum represents the maximum payout under the program in the event of full achievement of both the non-GAAP revenue and non-GAAP gross margin performance targets whereby 100% target bonus will be earned.

(5)	Stock options were granted pursuant to the 2005 Equity Incentive Plan. Unless otherwise noted, all shares subject to the option vest monthly over 48 months. Vesting is contingent upon continued service with us.

(6)	Represents the grant date fair value of such option award as determined in accordance with FASB ASC Topic 718.

(7)	A maximum of ten thousand (10,000) shares shall vest per annum upon each of the next four (4) bonus payment dates, as follows: The percentage (up to a maximum of one hundred percent (100%)) of each of the next four (4) annual performance bonuses earned by Mr. Barrenechea in accordance with the non-equity incentive plan, shall be multiplied by ten thousand (10,000) to determine the number of shares vesting for each respective annual period.

See “Compensation Discussion and Analysis” above for a discussion of our annual bonus structure and other elements of compensation.

Employment and Severance Agreements

SGI has entered into employment agreements with our named executive officers serving in such capacity at June 25, 2010, as further described below. These agreements provide for initial annual base salary and bonus, as may be subsequently amended through action by SGI’s Compensation Committee.

Mark J. Barrenechea. SGI entered into an employment agreement with Mr. Barrenechea on May 24, 2007, which was amended on December 31, 2008. Under the terms of the employment agreement, as amended, Mr. Barrenechea received an initial annual base salary of $350,000. In addition, Mr. Barrenechea, pursuant to the employment agreement, was eligible for an annual performance bonus of up to $250,000, based on his performance and SGI achieving performance targets established by the Compensation Committee. This amount has subsequently been increased to $350,000. Pursuant to the employment agreement, Mr. Barrenechea received an option to purchase up to 700,000 shares of SGI’s common stock and a restricted stock award for 150,000 shares of SGI’s common stock, in each case, with a four year vesting schedule, with 1/48 of the shares vesting each month provided that Mr. Barrenechea remains continuously employed by SGI. For a description of the termination and change of control provisions of Mr. Barrenechea’s employment agreement, see “Potential Payments Upon Termination or Change of Control.”

James Wheat. SGI entered into an employment agreement with Mr. Wheat on March 31, 2008, which was amended on April 14, 2008 and December 30, 2008. Under the terms of the employment agreement, as amended, Mr. Wheat received an initial annual base salary of $270,000. Mr. Wheat is also eligible to earn a quarterly performance bonus of up to $27,000 if he meets targets established by our Board. Pursuant to the employment agreement, Mr. Wheat received an option to purchase up to 100,000 shares of SGI’s common stock and a restricted stock unit award for 20,000 shares of SGI’s common stock. For a description of the termination and change of control provisions of Mr. Wheat’s employment, see “Potential Payments Upon Termination or Change of Control.”

Timothy Pebworth. SGI entered into an employment agreement with Mr. Pebworth on May 1, 2009. Under the terms of the employment agreement, Mr. Pebworth received an initial annual base salary of $205,000. Mr. Pebworth is also eligible to earn a quarterly performance bonus of up to $15,375 if he meets targets established by our Board. For a description of the termination and change of control provisions of Mr. Pebworth’s employment, see “Potential Payments Upon Termination or Change of Control.”

Anthony Carrozza. SGI entered into an employment agreement with Mr. Carrozza on January 24, 2008, which was amended on December 23, 2008. Under the terms of the employment agreement, as amended, Mr. Carrozza received an initial annual base salary of $275,000. Mr. Carrozza was also eligible to earn a quarterly performance bonus of up to $31,250 if he met targets established by our Board. As discussed above under “Base Salary,” Mr. Carrozza was subsequently put on a sales commission plan where he is eligible to earn a quartely bonus of up to $62,500 if he meets targets established by the Board. Pursuant to the employment agreement, Mr. Carrozza received an option to purchase up to 10,000 shares of SGI’s common stock and a restricted stock unit award for 30,000 shares of SGI’s common stock. For a description of the termination and change of control provisions of Mr. Carrozza’s employment agreement, see “Potential Payments Upon Termination or Change of Control.”

Maurice Leibenstern. We entered into an employment agreement with Mr. Leibenstern on August 22, 2007, which was amended on September 19, 2007, November 17, 2008 and December 23, 2008. Under the terms of the employment agreement, as amended, Mr. Leibenstern received an initial annual base salary of $235,000, which increased to $270,000, as of January 1, 2008. Mr. Leibenstern is also eligible to earn a quarterly performance bonus of up to $26,250 if he meets targets established by our Board. Pursuant to the employment agreement, Mr. Leibenstern received an option to purchase up to 75,000 shares of SGI’s common stock and a restricted stock unit award for 15,500 shares of SGI’s common stock. For a description of the termination and change of control provisions of Mr. Leibenstern’s employment agreement, see “Potential Payments Upon Termination or Change of Control.”

For a description of the terms in connection with the termination of employment of each of Mr. Coglitore and Mr. Yoffie, see “Potential Payments Upon Termination or Change of Control.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended June 25, 2010, certain information regarding outstanding equity awards at fiscal year end for the named executive officers.

OUTSTANDING EQUITY AWARDS AT JUNE 25, 2010

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mr. Barrenechea	539,583	160,417	(1)		13.23	6/11/17	34,375	(7)	278,781
	16,666	63,334	(2)		5.34	8/11/19	65,625	(8)	532,219
	0	40,000	(3)	40,000	5.34	8/11/19
Mr. Wheat	50,000	50,000	(4)		14.03	5/11/18	10,000	(9)	81,100
	7,291	27,709	(2)		5.34	8/11/19
Mr. Pebworth	7,291	27,709	(2)		5.34	8/11/19
Mr. Carrozza	56,250	43,750	(5)		9.44	4/1/18
	5,729	21,771	(2)		5.34	8/11/19	16,875	(10)	106,444
Mr. Leibenstern	51,562	23,438	(6)		14.03	10/1/17	3,907	(11)	31,686
	5,729	21,771	(2)		5.34	8/11/19	32,813	(8)	366,113
Mr. Coglitore	5,729	21,771	(2)		5.34	8/11/19	625	(12)	5,069
							4,688	(13)	38,020
							2,084	(14)	16,901
							32,813	(8)	266,113
Mr. Yoffie

(1)	The stock option vests as to 1/48th of the shares of common stock subject to the stock option each month beginning April 29, 2007.

(2)	The stock option vests as to 1/48th of the shares of common stock subject to the stock option each month beginning August 11, 2009.

(3)	A maximum of ten thousand (10,000) shares shall vest per annum upon each of the next four (4) bonus payment dates, as follows: The percentage (up to a maximum of one hundred percent (100%)) of each of the next four (4) annual performance bonuses earned by Mr. Barrenechea in accordance with the non-equity incentive plan, shall be multiplied by ten thousand (10,000) to determine the number of shares vesting for each respective annual period.

(4)

The stock option vests as to 1/4th of the shares of common stock subject to the stock option on the first anniversary of the commencement date of April 21, 2008 and the remainder of the shares subject to the option vest in a series of twelve (12) successive equal quarterly installments over the next 36 months.

(5)

The stock option vests as to 1/4th of the shares of common stock subject to the stock option on the first anniversary of the commencement date of February 25, 2008 and the remainder of the shares subject to the option vest in a series of twelve (12) successive equal quarterly installments over the next 36 months.

(6)	The stock option vests as to 1/16th of the shares of common stock subject to the stock option each month beginning September 10, 2007.

(7)

Represents a restricted stock award, which vests as to 1/48th of the shares of common stock subject to the stock award each month from the commencement date of April 29, 2007, subject to applicable trading windows.

(8)	Represents restricted stock units, which vests as to 1/16th of the shares of common stock subject to the restricted stock units every three months beginning on May 11, 2008.

(9)

Represents restricted stock units, which vest as to 1/4th of the shares of common stock subject to the restricted stock units on the first anniversary of the commencement date of April 21, 2008 and the remainder of the shares subject to the restricted stock unit vest every three months over the following 36 months.

(10)

Represents restricted stock units, which vest as to 1/4th of the shares of common stock subject to the restricted stock units on the first anniversary of the commencement date of February 25, 2008 and the remainder of the shares subject to the restricted stock unit vest every three months over the following 36 months.

(11)	Represents restricted stock units, which vest as to 1/16th of the shares of common stock subject to the restricted stock units every three months beginning on September 10, 2007.

(12)	Represents restricted stock awards, which vests as to 1/16th of the shares of common stock subject to the stock award every three months from the commencement date of September 1, 2006.

(13)

Represents restricted stock awards, which vest as to 1/16th of the shares of common stock subject to the stock award every three months from the commencement date of February 6, 2007, subject to applicable trading windows.

(14)

Represents restricted stock units, which vest as to 1/16th of the shares of common stock subject to the restricted stock units every three months from the commencement date of July 11, 2007, subject to applicable trading windows.

OPTION EXERCISES AND STOCK VESTED

The following table shows for the fiscal year ended June 25, 2010 and Fiscal 2009, certain information regarding option exercises and stock vested during the last fiscal year with respect to the named executive officers:

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2010 AND FISCAL 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Barrenechea			3,125	$19,000
			3,125	$28,375
			3,125	$28,375
			3,125	$25,469
			3,125	$25,469
			3,125	$16,750
			3,125	$16,750
			3,125	$17,438
			3,125	$18,750
			3,125	$18,750
			3,125	$25,500
			3,125	$33,563
			9,375	$91,219
			9,375	$78,844
			9,375	$50,250
			9,375	$56,156

Mr. Coglitore			312	$1,672
			1,563	$8,378
			1,562	$9,372
			1,563	$14,036
			1,562	$12,730
			313	$2,551
			312	$2,833
			313	$1,878
			4,688	$25,128
			2,083	$17,456
			2,083	$20,080
			4,687	$28,075
			2,083	$10,832
			4,687	$39,418
			4,688	$45,614
			625	$3,250
			2,084	$13,004

Mr. Wheat			1,250	$6,700
			1,250	$7,500
			1,250	$11,350
			1,250	$10,188

Mr. Pebworth			—	—

Mr. Carrozza			1,875	$10,519
			1,875	$11,981
			1,875	$20,456
			1,875	$14,850

Mr. Leibenstern			4,688	$25,128
			4,687	$28,075
			782	$4,559
			781	$4,702
			4,688	$45,614
			781	$9,645
			4,687	$39,418
			781	$5,834

Mr. Yoffie			313	$1,678
			4,688	$25,128
			312	$1,953
			4,687	$28,075

(1)	Represents the aggregate market value of the common stock on the vesting date.

Post-Employment Compensation

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined benefit plans or other deferred compensation plans maintained by us.

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with our named executive officers, as described below, that require us to make payments if we terminate their employment without cause, or if they terminate their employment for good reason, either before or after a change in control of SGI. These arrangements are discussed below. The compensation to which our named executive officers are entitled varies depending on the nature of termination.

Unless otherwise indicated in the descriptions below, in each of these employment agreements:

“cause” is defined as one or more of the following events: (i) the indictment or conviction for a felony or other crime, or any misdemeanor involving moral turpitude; (ii) the commission of any other act or omission involving fraud or intentional deceit with respect to SGI or any of its affiliates or any of their directors, stockholders, partners or members; (iii) any act or omission involving dishonesty that causes material injury to SGI or any of its affiliates or any of their directors, stockholders, partners or members; (iv) gross negligence with respect to SGI or any of its subsidiaries; (v) willful misconduct with respect to SGI or any of its subsidiaries; (vi) any other material breach of the named executive officer’s offer letter agreement or any other agreement referred to in the offer letter (including the non-disclosure agreement); provided, however, that, it shall only be deemed cause pursuant to clause (vi) if the named executive officer is given written notice describing the basis of cause and, if the event is reasonably susceptible of cure, the named executive officer fails to cure within thirty (30) days.

“good reason” is defined as one or more of the following conditions that occur without the named executive officer’s written consent; (i) the assignment to the named executive officer, or the removal from the named executive officer, of any duties or responsibilities that results in the material diminution of the named executive officer’s authority, duties or responsibilities in the named executive officer’s current position, including a change in control that results in the named executive officer no longer serving in his or her current position or any similar position; (ii) a material reduction by SGI of the name executive officer’s base salary; (iii) SGI’s material breach of its obligations to the name executive officer under the offer letter agreement; or (iv) the name executive officer’s office relocation to a location more than fifty miles from the then present location; provided however that, it shall only be deemed good reason pursuant to the foregoing definition if (x) SGI is given written notice from the named executive officer within ninety (90) days following the first occurrence of a condition that the named executive officer considers to constitute good reason but failed to do so.

“change in control” means the occurrence of either of the following events: (i) There is consummated (A) a merger, consolidation or similar transaction involving (directly or indirectly) SGI or (B) a tender offer or exchange offer addressed to the stockholders of SGI and, in either event, immediately after the consummation of such merger, consolidation or similar transaction or such tender or exchange offer, the stockholders of SGI immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of SGI immediately prior to such transaction; or (ii) There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of SGI and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of SGI and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of SGI in substantially the same proportions as their ownership of the outstanding voting securities of SGI immediately prior to such sale, lease, license or other disposition. The term change in control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of SGI.

Termination of Employment Without a Change of Control

Mark J. Barrenechea

We entered into an offer letter agreement with Mr. Barrenechea dated May 24, 2007, which was amended on December 31, 2008. In the event that we terminate Mr. Barrenechea’s employment without cause or if Mr. Barrenechea terminates his employment for good reason, Mr. Barrenechea is entitled to receive severance payments equal to twelve months of his base salary and the full amount of his annual performance bonus and twelve months of continued medical benefits for him and for his covered dependents. These payments will be paid in twenty four equal installments over a period of twelve months as part of the SGI’s normal payroll schedule. Mr. Barrenechea’s entitlement to continued medical benefits will cease if Mr. Barrenechea becomes eligible for group health insurance coverage through new employer. In addition, the vesting of all unvested options to purchase SGI’s common stock, any restricted stock or any other stock awards granted to Mr. Barrenechea will accelerate by twelve months and he will be able to exercise the options, restricted stock or any other stock awards during the period ending twelve months following termination. Mr. Barrenechea’s entitlement to these severance payments is conditioned upon Mr. Barrenechea executing and allowing to become effective a release of all claims in the form satisfactory to us. Mr. Barrenechea’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

For purposes of Mr. Barrenechea’s employment agreement “cause” is defined as described above, and in addition clarifies that gross negligence is defined as conduct or a failure to act that is so reckless that it demonstrates a substantial lack of concern for whether an injury will result.

James Wheat

We entered into an offer letter agreement with Mr. Wheat dated March 31, 2008, which was amended on April 14, 2008 and December 30, 2008. In the event that we terminate Mr. Wheat’s employment without cause or if Mr. Wheat terminates his employment for good reason, Mr. Wheat is entitled to receive severance payments equal to six months of his base salary and six months of continued medical benefits for him and for his covered dependents. These payments will be paid in thirteen equal installments over a period of six months as part of SGI’s normal payroll schedule. Mr. Wheat’s entitlement to continued medical benefits will cease if Mr. Wheat becomes eligible for group health insurance coverage through new employer. Mr. Wheat’s entitlement to these severance payments is conditioned upon Mr. Wheat executing and allowing to become effective a release of all claims in the form satisfactory to us. Mr. Wheat’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

Giovanni Coglitore

Mr. Coglitore’s employment with SGI terminated on June 25, 2010. In connection with such termination, SGI entered into a Separation Agreement with Mr. Coglitore pursuant to which Mr. Coglitore was entitled to a lump sum severance payment of $125,000 and reimbursement of COBRA premiums for up to six (6) months. In order to receive the aforementioned severance benefits, Mr. Coglitore was obligated, within 21 days of his separation, to sign, and allow to become effective, a release of all claims in the form satisfactory to us.

David Yoffie

We entered into an amended and restated offer letter agreement with Mr. Yoffie dated January 22, 2008, which was amended on December 23, 2008. In the event that we terminate Mr. Yoffie’s employment without cause or if Mr. Yoffie terminates his employment for good reason, Mr. Yoffie is entitled to receive severance payments equal to twelve months of his base salary and twelve months of continued medical benefits for him and for his covered dependents. These payments will be paid in twenty-six equal installments over a period of twelve months as part of SGI’s normal payroll schedule. Mr. Yoffie’s entitlement to continued medical benefits will cease if Mr. Yoffie becomes eligible for group health insurance coverage through new employer. Mr. Yoffie’s entitlement to these severance payments is conditioned upon Mr. Yoffie executing and allowing to become effective a release of all claims in the form satisfactory to us. Mr. Yoffie’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

Mr. Yoffie’s employment with SGI terminated on January 8, 2010. Pursuant to his amended and restated offer letter agreement, as amended, Mr. Yoffie received severance payments in the amount of $243,000 and SGI reimbursed his COBRA premiums for a period of four months.

Tim Pebworth

We entered into an offer letter agreement with Mr. Pebworth dated May 1, 2009. In the event that SGI terminates Mr. Pebworth’s employment without cause or if Mr. Pebworth terminates his employment for good reason, Mr. Pebworth is entitled to receive severance payments equal to three months of his base salary and three months of continued medical benefits for him and for his covered dependents. These payments will be paid in six equal installments over a period of three months as part of SGI’s normal payroll schedule. Mr. Pebworth’s entitlement to continued medical benefits will cease if Mr. Pebworth becomes eligible for group health insurance coverage through new employer. Mr. Pebworth’s entitlement to these severance payments is conditioned upon Mr. Pebworth executing and allowing to become effective a release of all claims in the form satisfactory to us. Mr. Pebworth’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

Maurice Leibenstern

We entered into an offer letter agreement with Mr. Leibenstern dated September 10, 2007, which was amended on September 19, 2007, November 17, 2008 and December 23, 2008. In the event that we terminate Mr. Leibenstern’s employment without cause or if Mr. Leibenstern terminates his employment for good reason, Mr. Leibenstern is entitled to receive severance payments equal to six months of his base salary and six months of continued medical benefits for him and for his covered dependents. These payments will be paid in thirteen equal installments over a period of six months as part of SGI’s normal payroll schedule. Mr. Leibenstern’s entitlement to continued medical benefits will cease if Mr. Leibenstern becomes eligible for group health insurance coverage through new employer. Mr. Leibenstern’s entitlement to these severance payments is conditioned upon Mr. Leibenstern executing and allowing to become effective a release of all claims in the form satisfactory to us. Mr. Leibenstern’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

For purposes of Mr. Leibenstern’s employment agreement “cause” is defined as described above, and in addition clarifies that gross negligence is defined as conduct or a failure to act that is so reckless that it demonstrates a substantial lack of concern for whether an injury will result.

Anthony Carrozza

We entered into an offer letter agreement with Mr. Carrozza dated July 24, 2008, which was amended on December 23, 2008. In the event that SGI terminates Mr. Carrozza’s employment without cause or if Mr. Carrozza terminates his employment for good reason, Mr. Carrozza is entitled to receive severance payments equal to six months of his base salary and six months of continued medical benefits for him and for his covered dependents. These payments will be paid in thirteen equal installments over a period of six months as part of SGI’s normal payroll schedule. Mr. Carrozza’s entitlement to continued medical benefits will cease if Mr. Carrozza becomes eligible for group health insurance coverage through new employer. Mr. Carrozza’s entitlement to these severance payments is conditioned upon Mr. Carrozza executing and allowing to become effective a release of all claims in the form satisfactory to us. Mr. Carrozza’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

Termination of Employment Upon Change of Control

Under all the agreements described below if the payments would subject the named executive officer to an excise tax pursuant to Section 280G of the Internal Revenue Code, the payments will be reduced to the amount equal to the greatest dollar amount that would not subject the named executive officer to the imposition of the excise tax.

Mark J. Barrenechea

Pursuant to Mr. Barrenechea’s offer letter in the event of a change in control the vesting of all of Mr. Barrenechea’s unvested stock options and restricted stock will accelerate and be fully vested as of the closing of a change of control. In addition, in the event that we terminate Mr. Barrenechea’s employment without cause or if Mr. Barrenechea terminates his employment for good reason, he will continue to be eligible for the severance benefits set forth above.

James Wheat

Pursuant to Mr. Wheat’s offer letter, as amended, if within twelve months following a change in control Mr. Wheat’s employment is terminated without cause or if Mr. Wheat resigns for good reason and if Mr. Wheat signs and allows to become effective a release of all claims, then Mr. Wheat will be entitled to receive (in lieu of his other severance benefits) severance payments equal to twelve months of his base salary and twelve months of continued medical benefits for his and for his covered dependents, all paid in twenty six equal installments over a period of twelve months through SGI’s normal payroll. Mr. Wheat’s entitlement to continued medical coverage will cease if he becomes eligible for group health insurance through a new employer. In addition, the vesting of all unvested options to purchase SGI’s common stock, any restricted stock or any other stock awards granted to Mr. Wheat will accelerate by twenty four months. Mr. Wheat’s entitlement to these severance payments will cease if he materially breaches the obligations in his non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

Tim Pebworth

Pursuant to Mr. Pebworth’s offer letter, if within twelve months following a change in control Mr. Pebworth’s employment is terminated without cause or if Mr. Pebworth resigns for good reason and if Mr. Pebworth signs and allows to become effective a release of all claims, then Mr. Pebworth will be entitled to receive (in lieu of his other severance benefits) severance payments equal to three months of his base salary and three months of continued medical benefits for his and for his covered dependents, all paid in six equal installments over a period of three months through SGI’s normal payroll. Mr. Pebworth’s entitlement to continued medical coverage will cease if he becomes eligible for group health insurance through a new employer. In addition, the vesting of all unvested options to purchase SGI’s common stock, any restricted stock or any other stock awards granted to Mr. Pebworth will accelerate by twelve months. Mr. Pebworth’s entitlement to these severance payments will cease if he materially breaches the obligations in her non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

Maurice Leibenstern

Pursuant to Mr. Leibenstern’s offer letter, as amended, if within twelve months following a change in control Mr. Leibenstern’s employment is terminated without cause or if Mr. Leibenstern resigns for good reason and if Mr. Leibenstern signs and allows to become effective a release of all claims, then Mr. Leibenstern will be entitled to receive (in lieu of his other severance benefits) severance payments equal to twelve months of his base salary and twelve months of continued medical benefits for his and for his covered dependents, all paid in twenty six equal installments over a period of twelve months through SGI’s normal payroll. Mr. Leibenstern’s entitlement to continued medical coverage will cease if he becomes eligible for group health insurance through a new employer. In addition, the vesting of all unvested options to purchase SGI’s common stock, any restricted stock or any other stock awards granted to Mr. Leibenstern will accelerate by twenty four months. Mr. Leibenstern’s entitlement to these severance payments will cease if he materially breaches the obligations in her non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

Anthony Carrozza

Pursuant to Mr. Carrozza’s offer letter, as amended, if within twelve months following a change in control Mr. Carrozza’s employment is terminated without cause or if Mr. Carrozza resigns for good reason and if Mr. Carrozza signs and allows to become effective a release of all claims, then Mr. Carrozza will be entitled to receive (in lieu of his other severance benefits) severance payments equal to twelve months of his base salary and twelve months of continued medical benefits for his and for his covered dependents, all paid in twenty six equal installments over a period of twelve months through SGI’s normal payroll. Mr. Carrozza’s entitlement to continued medical coverage will cease if he becomes eligible for group health insurance through a new employer. In addition, the vesting of all unvested options to purchase SGI’s common stock, any restricted stock or any other stock awards granted to Mr. Carrozza will accelerate by twenty four months. Mr. Carrozza’s entitlement to these severance payments will cease if he materially breaches the obligations in her non-disclosure agreement, the release of claims or any other obligation he may owe to SGI following termination.

Summary of Benefits

The following tables describe the potential payments and benefits upon employment termination or change in control for our named executive officers, as if their employment had terminated as of June 25, 2010 and as if a change in control had occurred on June 25, 2010, as applicable, based on the assumptions that each person signed an appropriate release and did not breach his or her obligations under their respective agreements. The value of vesting acceleration is based on the closing price of SGI common stock on June 25, 2010 ($8.11) and, with respect to stock options, that price minus the exercise price of these option shares.

Mark Barrenechea

Compensation and Benefits	No Change in Control Termination without Cause or Resignation for Good Reason		Change in Control
			No Termination without Cause or Resignation for Good Reason		Termination without Cause or Resignation for Good Reason
Base Salary	$350,000		N/A		$350,000
COBRA Premium	$6,245		N/A		$6,245
Bonus	$450,000		N/A		$450,000
Acceleration of Vesting	$666,066	(1)	$1,097,235	(2)	$1,097,235	(2)
Extension of Option Exercise Period (3)	$1,155,006		N/A		N/A

(1)	Reflecting accelerated vesting of 71,875 unvested shares of restricted common stock of SGI and options to purchase 30,000 shares of common stock of SGI.

(2)	Reflecting accelerated vesting of 100,000 shares of restricted common stock of SGI and options to purchase 103,334 shares of common stock of SGI.

(3)	The value of the extension of option exercise period was calculated using the Black-Scholes option pricing model and assuming volatility of 59.2%.

James Wheat

Compensation and Benefits	Termination without Cause or Resignation for Good Reason	Change in Control and Termination without Cause or Resignation for Good Reason
Base Salary	$135,000	$270,000
COBRA Premium	$9,258	$18,515
Acceleration of Vesting		$129,575	(1)

(1)	Reflecting acceleration of the vesting of the unvested 10,000 shares of restricted common stock of SGI and options to purchase 17,500 shares of common stock of SGI.

Tim Pebworth

Compensation and Benefits	Termination without Cause or Resignation for Good Reason	Change in Control and Termination without Cause or Resignation for Good Reason
Base Salary	$55,000	$55,000
COBRA Premium	$4,565	$4,565
Acceleration of Vesting		$24,238	(1)

(1)	Reflecting acceleration of the vesting of the unvested option to purchase 8,750 shares of common stock of SGI.

Maurice Leibenstern

Compensation and Benefits	Termination without Cause or Resignation for Good Reason	Change in Control and Termination without Cause or Resignation for Good Reason
Base Salary	$135,000	$270,000
COBRA Premium	$9,258	$18,515
Acceleration of Vesting		$335,887	(1)

(1)	Reflecting acceleration of the vesting of the unvested 36,720 shares of restricted common stock of SGI and options to purchase 13,750 shares of common stock of SGI.

Anthony Carrozza

Compensation and Benefits	Termination without Cause or Resignation for Good Reason	Change in Control and Termination without Cause or Resignation for Good Reason
Base Salary	$137,500	$275,000
COBRA Premium	$9,258	$18,515
Acceleration of Vesting		$144,531	(1)

(1)	Reflecting acceleration of the vesting of the unvested 13,125 shares of restricted common stock of SGI and options to purchase 13,750 shares of common stock of SGI.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions in fiscal 2010 to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, former or current executive officers or, to our knowledge, holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify the officer or director under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or other agent, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

Policies and Procedures For Review of Related Party Transactions

In March 2007, the Board of Directors approved a written Related-Person Transactions Policy. Under this policy, any proposed transaction that has been identified as a Related-Person Transaction may be consummated or materially amended only following approval by the Audit Committee. A “Related-Person Transaction” is any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which our company and any Related Person are, were or will be participants in which the amount involved exceeds $60,000, other than transactions involving compensation for services provided to us as an employee, consultant or director shall not be considered Related-Person Transactions.

For purposes of our policy, a “Related Person” is:

•	any person who is, or at any time since the beginning of our last fiscal year, was, a director or executive officer or a nominee to become a director;

•	a security holder known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•

an “immediate family member” of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such person, and any person (other than a tenant or employee) sharing the household of such person; and

•

a firm, corporation or other entity in which any of the foregoing persons is an executive, partner or principal or similar control position or in which such person has a 5% or greater beneficial ownership interest.

In the event that it is inappropriate for the Audit Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Audit Committee members, then the Related-Person Transaction shall be approved by another independent body of the Board of Directors. The Audit Committee or such other committee is referred to in the policy as the Committee. Under this policy, any Related-Person Transaction, if not a Related-Person Transaction when originally consummated, or if not initially identified as a Related-Person Transaction prior to consummation, shall be submitted to the Audit Committee for review and ratification as soon as reasonably practicable. The Committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such Related-Person Transaction. In the event that we propose to enter into, or materially amend, a Related-Person Transaction, our management shall present such Related-Person Transaction to the Committee for review, consideration and approval or ratification. The presentation shall include, to the extent reasonably available, a description of:

•	all of the parties thereto;

•	the interests, direct or indirect, of any Related Person in the transaction in sufficient detail so as to enable the Committee to fully assess such interests;

•	a description of the purpose of the transaction;

•

all of the materials facts of the proposed Related-Person Transaction, including the proposed aggregate value of such transaction, or, in the case in indebtedness, that amount of principal that would be involved;

•	the benefits to us of the proposed Related-Person Transaction;

•	if applicable, the availability of other sources of comparable products or services;

•

an assessment of whether the proposed Related-Person Transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to employees generally; and

•	management’s recommendation with respect to the proposed Related-Person Transaction.

In the event the Committee is asked to consider whether to ratify an ongoing Related-Person Transaction, in addition to the information identified above, the presentation shall include a description of the extent of work performed and remaining to be performed in connection with the transaction and as assessment of the potential risks and costs of termination of the transaction, and where appropriate, the possibility of modification of the transaction. The Committee, in approving or rejecting the proposed Related-Person Transaction, shall consider all the relevant facts and circumstances deemed relevant by and available to the Committee, including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the Related Person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The Committee shall approve only those Related-Person Transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of us and our stockholders, as the Committee determines in the good faith exercise of its discretion.

Each director and executive officer is responsible for identifying, and we request that each 5% or greater stockholder identify, any Related-Person Transaction involving such director or executive officer or his or her affiliates and immediate family members and seek approval from the Committee pursuant to this policy before he or she or, with respect to immediate family members, any of their affiliates, may engage in the transaction.

Prior to the adoption of this policy, all transactions in which our directors, officers or 5% stockholders had a direct or indirect material interest were fully described to the Board of Directors and approved in advance of the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are SGI’s stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker. Direct your written request to Silicon Graphics International Corp., Attention: Investor Relations, at 46600 Landing Parkway, Fremont, CA, 94538 or contact SGI Investor Relations at (510) 933-8088. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage paid envelope before the Annual Meeting so that your shares will be represented at the Annual Meeting.

By Order of the Board of Directors

Maurice Leibenstern
Corporate Secretary

October 22, 2010

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended June 25, 2010 (the “Form 10-K”), filed with the SEC on September 8, 2010, is incorporated by reference in this proxy statement. A copy of our Form 10-K is available without charge upon written request to: Corporate Secretary, Silicon Graphics International Corp., 46600 Landing Parkway, Fremont, CA, 94538.

SILICON GRAPHICS INTERNATIONAL CORP.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 3, 2010

The undersigned hereby appoints appoints Mark J. Barrenechea and Maurice Leibenstern, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Silicon Graphics International Corp. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Silicon Graphics International Corp. to be held at the company’s offices located at 46600 Landing Parkway, Fremont, CA, 94538 on December 3, 2010 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

SILICON GRAPHICS INTERNATIONAL CORP.

December 3, 2010

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote by phone until 09:00 PM PST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at investors.sgi.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

20730000000000000000 5 120310

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2 LISTED BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect seven directors to hold office until the 2011 Annual Meeting of Stockholders and their successors are duly elected and qualified.

NOMINEES:

FOR ALL NOMINEES

Mark J. Barrenechea

Michael W. Hagee

WITHHOLD AUTHORITY

Charles M. Boesenberg

FOR ALL NOMINEES

Gary A. Griffiths

Hagi Schwartz

FOR ALL EXCEPT

Ronald D. Verdoorn

(See instructions below)

Douglas R. King

FOR AGAINST ABSTAIN

2. To ratify the selection by the Audit Committee of the Board of Directorsof Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending June 24, 2011.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.